                                                                    Exhibit 4



                                 LOAN AGREEMENT


                  Agreement, dated the 23rd day of September, 1999, by and among Tuscarora Incorporated, a Pennsylvania corporation (the "Borrower"), and Mellon Bank, N.A., a national banking association ("Mellon"), KeyBank National Association, a national banking association ("Key") (Mellon and Key, together with any other financial institution that becomes a party hereto from time to time, are individually, a "Bank" and collectively, the "Banks"), and Mellon Bank, N.A., as agent for the Banks (in such capacity, "Agent") ("Agreement").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Loan Agreement, dated August 14, 1996, by and between the Borrower and Mellon, (the "Prior Loan Agreement"), Mellon has, among other things, extended credit to the Borrower in the form of
(a) a revolving credit loan facility in an aggregate principal amount not to exceed Forty Million and 00/100 Dollars ($40,000,000.00) and (b) a term loan in an original principal amount of Thirty-Seven Million and 00/100 Dollars ($37,000,000.00); and

                  WHEREAS, the Borrower has requested that the Banks extend credit to the Borrower pursuant to (i) a revolving credit facility in an aggregate principal amount not to exceed Forty-Five Million and 00/100 Dollars ($45,000,000.00), the proceeds of which will be used to pay to Mellon amounts due to it under the Prior Loan Agreement and for general corporate purposes, working capital, capital expenditures and acquisitions and (ii) a term loan in the original principal amount of Forty-Five Million and 00/100 Dollars ($45,000,000.00), the proceeds of which will be used to pay to Mellon amounts due to it under the Prior Loan Agreement; and

                  WHEREAS, the Banks are willing to extend such credit to the Borrower pursuant to the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1.01 Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms have the following meanings, respectively, unless the context otherwise clearly requires:

                  "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (b) the acquisition of in excess of fifty percent (50%) of the capital stock (or other equity interest) of any Person, or
(c) the acquisition of another Person (other than a Subsidiary) by a merger or consolidation or any other combination with such Person.


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                  "Advantage" shall mean any payment (whether made voluntarily or involuntarily by offset of any deposit or otherwise) received by any Bank in respect of this Agreement or any other Loan Document, if such payment results in such Bank having less than its Pro Rata Share of Indebtedness to the Banks pursuant to this Agreement than was the case immediately before such payment.

                  "Affiliate" shall mean, with respect to any Loan Party hereto, any Person which directly or indirectly controls, is controlled by or is under common control with such party. The term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" shall mean Mellon in its capacity as agent for the Banks under the Loan Documents and any successor appointed pursuant to the provisions of this Agreement.

                  "Agreement" shall mean this Loan Agreement as amended, modified or supplemented from time to time.

                  "Authorized Representative" shall mean each Person designated from time to time, as appropriate, in writing by the Borrower to the Agent for the purposes of giving notices of borrowing, conversion or continuation of Loans, which designation shall continue in force and effect until terminated in writing by the Borrower to the Agent.

                  "Banks" shall mean, collectively, Mellon and Key and their respective successors and assigns.

                  "Base Rate" shall mean, for each day, the greater of (i) the Prime Rate or (ii) the Federal Funds Rate plus one half of one percent (0.50%) on such day.

                  "Base Rate Loan" shall mean any Loan that bears interest with reference to the Base Rate.

                  "Borrower" shall mean Tuscarora Incorporated, a Pennsylvania corporation, with its chief executive office at 800 Fifth Avenue, New Brighton, Pennsylvania 15066.

                  "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Pittsburgh, Pennsylvania and, if the applicable Business Day relates to any Libor Rate Loan, a day on which dealings are carried on in the London interbank eurodollar market.

                  "Capital Expenditure" shall mean any expenditure made or liability incurred which, in accordance with GAAP, is treated as a capital expenditure and not as an expense item for the year in which it was made or incurred, as the case may be.

                  "Capital Lease" shall mean any amount payable with respect to any lease of any tangible or intangible property (whether real, personal or mixed), however denoted, which is required by GAAP to be reflected as a liability on the balance sheet of the lessee.



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                  "Capitalized Lease Obligation" shall mean, with respect to each Capital Lease, the amount of the liability reflecting the aggregate discounted amount of future payments under such Capital Lease calculated in accordance with GAAP and statement of financial accounting standards No. 13 (as supplemented and modified from time to time) and any corresponding future interpretations by the Financial Accounting Standards Board or any successor thereto.

                  "Cash Flow" shall mean, for the period of determination, (i) Net Income, (ii) plus depreciation, depletion and amortization, (iii) minus Six Million Dollars ($6,000,000.00), (iv) minus Distributions, in each case determined and Consolidated for the Borrower and its Subsidiaries in accordance with GAAP.

                  "Change of Control" shall mean (i) any Person or group within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Agreement, has become the owner of, directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (ii) the Continuing Directors have ceased to occupy a majority of the seats (excluding vacant seats) on the Board of Directors of the Borrower.

                  "Closing" shall mean the closing of the transactions provided for in this Agreement on the Closing Date.

                  "Closing Date" shall mean September 23, 1999 or such other date upon which the parties may agree.

                  "Code" shall mean the Internal Revenue Code of 1986 as amended along with the rules, regulations, decisions and other official interpretations in connection therewith.

                  "Commitment" shall mean, with respect to each Bank, the amount set forth on Schedule 1 attached hereto and made a part hereof as the amount of each Bank's commitment to make Revolving Credit Loans (including the participation in the issuance of Letters of Credit) and the Term Loan to the Borrower, as such amount may be reduced from time to time pursuant to Section
2.19 or modified from time to time pursuant to Section 8.17(A). Schedule 1 shall be amended from time to time to reflect any reduction pursuant to Section 2.19, modifications pursuant to Section 8.17(A) and any other changes to the Commitment of the Banks.

                  "Commitment Percentage" shall mean, with respect to each Bank, the percentage set forth on Schedule 1 attached hereto and made a part hereof as such Bank's percentage of the aggregate Commitments of all of the Banks, as such percentage may be changed from time to time in accordance with the terms and conditions of this Agreement. Schedule 1 shall be amended from time to time to reflect any changes to the Commitment Percentages.

                  "Consolidated" shall mean the resulted consolidation of the financial statements of the Borrower and each of its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the Consolidated financial statements referred to in Section
3.07 herein.

                  "Continuing Directors" shall mean, collectively, (i) all members of the Board of Directors of the Borrower as of the date of this Agreement ("Current Directors") and (ii) all



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members of the Board of Directors of the Borrower who assume office after the date of this Agreement and whose election and nomination for election by the Borrower's shareholders was approved by a majority vote of the Current Directors or their successors so approved, directly or indirectly.

                  "Distributions" shall mean, for the period of determination,
(a) all distributions of cash, securities or other property (other than capital stock) on or in respect of any shares of any class of capital stock of the Borrower; and (b) all purchases, redemptions or other acquisitions by Borrower of any shares of any class of capital stock of the Borrower other than in connection with the exercise of stock options granted by the Borrower.

                  "Eligible Assignee" shall mean any commercial bank or non-bank financial institution organized under the United States of America or any state thereof including, without limitation, any insurance company, savings bank, or savings and loan association, having total assets in excess of One Billion and 00/100 Dollars ($1,000,000,000.00).

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect as of the date of this Agreement and as amended from time to time in the future.

                  "ERISA Affiliate" shall mean a Person which is under common control with Borrower within the meaning of Section 414(b) of the Code including, but not limited to, a Subsidiary of the Borrower.

                  "Event of Default" means any of the Events of Default described in Section 7.01 of this Agreement.

                  "Excess Amount" shall mean as set forth in Section 2.01(d) hereof.

                  "Expiry Date" shall mean, with respect to the Revolving Credit Loans and the Swing Line Loans, the Revolving Credit Expiry Date and, with respect to the Term Loan, the Term Loan Expiry Date.

                  "Facility Fee" shall mean as set forth in Section 2.07(A)(ii) hereof.

                  "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upward to the next higher whole multiple of 1/100% if such rate is not such a multiple) equal to the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on such day (or if there is no trading in such funds on such day on the previous trading day) as such rate is computed and announced on the next Business Day following such trading day by the Federal Reserve Bank of New York (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "federal funds effective rate" as of the date of this Agreement; provided, however, if such Federal Reserve Bank (or its successor) does not announce such rate for any day, the Federal Funds Rate for such day shall be the Federal Funds Rate for the last day on which such rate was announced.

                  "Fiscal Quarter(s)" shall mean the period(s) of September 1 through November 30, December 1 through February 28 or 29, March 1 through May 31, and June 1 through August 31 of each calendar year.



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                  "Funded Debt" shall mean, as of the date of determination, (i)
all Indebtedness which would as of such date be classified in whole or in part as a long-term liability in accordance with GAAP (including the current portion thereof), all Indebtedness having a final maturity more than one (1) year from the date of creation of such Indebtedness and all Indebtedness, regardless of its term, which is renewable or extendable (pursuant to the terms thereof or otherwise) to a date more than one year from the date of the creation of such Indebtedness, and (ii) all Indebtedness which would as of such date be classified in whole or in part as a current liability in accordance with GAAP, in each case determined and Consolidated for the Borrower and its Subsidiaries in accordance with GAAP.

                  "Funding Breakage Date" shall mean as set forth in Section 2.15(c) hereof.

                  "Funding Breakage Indemnity" shall mean as set forth in
Section 2.15(c) hereof.

                  "GAAP" means generally accepted accounting principles (as such principles may change from time to time) which shall include the official interpretations thereof by the Financial Accounting Standards Board applied on a consistent basis (except for changes in application in which the Borrower's independent certified public accountants concur).

                  "Guarantor" or "Guarantors" shall mean, singularly or collectively as the context may require, TII, TIC and any other Person that executes and delivers a Guaranty to the Agent for the ratable benefit of the Banks on or after the date hereof.

                  "Guaranty" or "Guaranties" shall mean, singularly or collectively as the context may require, the TII Guaranty, the TIC Guaranty and any other Guaranty and Suretyship Agreement executed and delivered to the Agent for the ratable benefit of the Banks on or after the date hereof substantially in the form of Exhibit F attached hereto and made a part hereof.

                  "Incentive Pricing Effective Date" shall mean that as set forth in Section 2.04(b) hereof.

                  "Indebtedness" shall mean (i) all obligations for borrowed money, direct or indirect, incurred, assumed or guaranteed (including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or similar instruments, all obligations on which interest charges are customarily paid, all obligations under conditional sale or other title retention agreements, all obligations for the deferred purchase price of capital assets and all obligations issued or assumed as full or partial payment for property whether or not any such notes, drafts or obligations are obligations for borrowed money),
(ii) all obligations secured by any Lien existing on property owned or acquired subject thereto, whether or not the obligations secured thereby shall have been assumed, (iii) all reimbursement obligations (contingent or otherwise), (iv) Indebtedness represented by obligations under a Capital Lease and the amount of such Indebtedness shall be the Capitalized Lease Obligations with respect to such Capital Lease, (v) all obligations (contingent or otherwise) under any letter of credit, banker's acceptance, or interest rate protection agreement,
(vi) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person and (vii) any other transaction (including forward sale or purchase agreements) having the commercial effect



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of a borrowing of money entered into by the Borrower to finance its operations or capital requirements.

                  "Indemnities" shall mean as set forth in Section 8.18 hereof.

                  "Indemnifying Liabilities" shall mean as set forth in Section
8.18 hereof.

                  "Interest Coverage Ratio" shall mean, for the period of determination, the ratio of Operating Earnings to Interest Expense.

                  "Interest Expense" shall mean, for the period of determination, all interest accruing during such period on Indebtedness, including without limitation, all interest required under GAAP to be capitalized during such period, in each case determined and Consolidated for the Borrower and its Subsidiaries in accordance with GAAP.

                  "Interest Period" shall mean, with respect to any Libor Rate Loan, the period commencing on the date such Loan is made, continued or converted and ending on the last day of such period as selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period as selected by the Borrower pursuant to the provisions below. The duration of each Interest Period for any Libor Rate Loan shall be for the number of days, months or years selected by Borrower upon notice, in accordance with Sections 2.01(c) provided that:

                           (i) Interest Periods for any Libor Rate Loans shall
be one (1), two (2), three (3) or six (6) months or such other period as may be agreed upon by the Borrower and Banks.

                           (ii) Borrower shall select Interest Periods for Libor
Rate Loans in order to insure that Borrower shall be able to make scheduled payments of principal under the Notes without incurring liability under Section 2.15(c) hereof; provided, however, that in the event the Borrower is required to prepay any Libor Rate Loan in order to make a scheduled payment of principal under the Notes, the Borrower shall indemnify each Bank as provided in Section 2.15(c) hereof;

                           (iii) whenever the last day of any Interest Period
for a Libor Rate Loan would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall occur on the next succeeding Business Day, provided that if such extension of time would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                           (iv) if the Borrower fails to select the duration of
any Interest Period in requesting the Agent to make, continue or convert any Libor Rate Loan, the duration of such Interest Period shall be one (1) month; and

                           (v) the last day of any Interest Period for a Libor
Rate Loan shall not occur after the Expiry Date of the facility under which such Loan is made.



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                  "Key" shall mean KeyBank National Association, a national
banking association with its main office located at 127 Public Square, Cleveland, Ohio 44114-1306.

                  "Key Revolving Credit Note" means the Revolving Credit Note, dated the date of this Agreement, made by the Borrower to Key, as amended, modified or supplemented from time to time, together with all extensions, renewals, refinancings or refundings in whole or in part.

                  "Key Term Note" means the Term Note, dated the date of this Agreement, made by the Borrower to Key, as amended, modified or supplemented from time to time, together with all extensions, renewals, refinancings or refundings in whole or in part.

                  "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

                  "Letter(s) of Credit" shall mean the letters of credit issued in accordance with Section 2.08 hereof.

                  "Letter of Credit Face Amount" shall mean, for each Letter of Credit, the face amount of such Letter of Credit.

                  "Letter of Credit Commission" shall mean as set forth in
Section 2.09 hereof.

                  "Letter of Credit Undrawn Availability" at any time means the maximum amount available to be drawn at such time under all then outstanding Letters of Credit including any amounts drawn thereunder and not reimbursed, regardless of the existence or satisfaction of any conditions or limitations on drawing.

                  "Leverage Ratio" shall mean, as of the date of determination, the ratio of Funded Debt to Cash Flow for the preceding twelve (12) month period.

                  "Libor Rate" shall mean, for any Interest Period for any Libor Rate Loan, a fixed rate per annum (rounded upwards to the next higher whole multiple of 1/100% if such rate is not such a multiple) equal at all times during such Interest Period to the quotient of (a) the rate determined in good faith by the Agent in accordance with its usual procedures (such determination to be conclusive absent manifest error) to be the average of the rates per annum (rounded upwards to the next higher whole multiple of 1/100% if such rate is not such a multiple) at which deposits in immediately available United States Dollars are offered at 11:00 a.m. (London, England Time) (or as soon thereafter as is reasonably practicable) by prime banks in the London interbank eurodollar market two (2) Business Days prior to the first day of such Interest Period in an amount and maturity equal to the amount and maturity of such Libor Rate Loan, divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the Libor Reserve Requirements.

                  "Libor Rate Loan" shall mean any Loan that bears interest with reference to the Libor Rate.

                  "Libor Reserve Requirements" shall mean, for any day of any Interest Period for a Libor Rate Loan, the percentage (rounded upward to the next higher whole multiple of 1/100% if




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such rate is not such a multiple) as determined in good faith by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as representing the maximum reserves (whether basic, supplemental, marginal, emergency or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) in an amount and for a maturity equal to such Libor Rate Loan and such Interest Period. The Libor Rate shall be adjusted automatically as of the effective date of each change in the Libor Reserve Requirement.

                  "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  "Loan" or "Loans" shall mean the Revolving Credit Loans, the Term Loan (whether made as or converted to Libor Rate Loans or Base Rate Loans), the Swing Line Loans and any other credit to the Borrower extended by the Banks in accordance with Article II hereof as evidenced by the Notes, as the case may be.

                  "Loan Document" or "Loan Documents" mean, singularly or collectively as the context may require, this Agreement, the Notes, all documentation executed and delivered in connection with the issuance of each Letter of Credit, the Guaranties and any and all other documents, instruments, certificates and agreements executed and delivered in connection with this Agreement, as any of them may be amended, modified, extended or supplemented from time to time.

                  "Loan Party" or "Loan Parties" shall mean the Borrower, any Guarantor and any other Person (other than Agent or any Bank) which is or becomes a party to any Loan Document.

                  "Majority Banks" shall mean both Mellon and Key during the period in which they are the only Banks and, thereafter, the Banks whose Commitment Percentages aggregate sixty-eight percent (68%) of the Total Commitment Amount or, if there is any borrowing hereunder, the holders of at least sixty-eight percent (68%) of the amount outstanding under the Notes.

                  "Material Adverse Change" shall mean a material adverse change in (i) the business, operations, condition (financial or otherwise) or prospects of the Loan Parties and their Subsidiaries taken as a whole, (ii) the ability of any Loan Party to perform any of its payment of other obligations under this Agreement or any of the other Loan Documents to which it is a party or (iii) the legality, validity or enforceability of the obligations of any Loan Party under this Agreement or any of the other Loan Documents.

                  "Material Adverse Effect" shall mean a material adverse effect on (i) the business, operations, condition (financial or otherwise) or prospects of the Loan Parties and their Subsidiaries taken as a whole, (ii) the ability of any Loan Party to perform any of its payment of other obligations under this Agreement or any of the other Loan Documents to which it is a party or (iii) the legality, validity or enforceability of the obligations of any Loan Party under this Agreement or any of the other Loan Documents.



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                  "Measurement Quarter" shall mean as set forth in Section
2.04(b) hereof.

                  "Mellon" shall mean Mellon Bank, N.A., a national banking association with its main office located at Two Mellon Bank Center, Pittsburgh, Pennsylvania 15259.

                  "Mellon Revolving Credit Note" means the Revolving Credit Note, dated the date of this Agreement, made by the Borrower to Mellon, as amended, modified or supplemented from time to time, together with all extensions, renewals, refinancings or refundings in whole or in part.

                  "Mellon Term Note" means the Term Note, dated the date of this Agreement, made by the Borrower to Mellon, as amended, modified or supplemented from time to time, together with all extensions, renewals, refinancings or refundings in whole or in part.

                  "Net Income" means, for the period of determination, net income (after taxes), excluding, however, extraordinary gains, in each case determined and Consolidated for the Borrower and its Subsidiaries in accordance with GAAP.

                  "Notes" shall collectively mean the Revolving Credit Note, the Term Note, the Swing Line Note and any other note of the Borrower executed and delivered pursuant to this Agreement, together with all extensions, renewals, refinancings or refundings in whole or in part.

                  "Office", when used in connection with (i) Mellon shall mean its designated office located at Two Mellon Bank Center, Pittsburgh, Pennsylvania 15259 or such other office of Mellon as Mellon may designate in writing from time to time, or (ii) Key shall mean its designated office located at 127 Public Square, Cleveland, Ohio 44114-1306 or such other office of Key as Key may designate in writing from time to time.

                  "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Operating Earnings" shall mean, for the period of determination, Net Income, plus Interest Expense plus all income taxes included in Net Income.

                  "Operating Lease" shall mean any lease other than a Capital Lease.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Title IV of ERISA.

                  "Person" shall mean an individual, corporation, partnership, joint venture, trust, or unincorporated organization or government or agency or political subdivision thereof.

                  "Plan" means any deferred compensation program, including both single and multi-employer plans, subject to Title IV of ERISA and established and maintained for employees of the Loan Parties or any of their Subsidiaries or any ERISA Affiliate.



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                  "Potential Default" shall mean any event or condition which with notice, passage of time or determination by the Agent or the Majority Banks, or any combination of the foregoing, would constitute an Event of Default.

                  "Prime Rate" shall mean that rate of interest per annum announced by the Agent from time to time as its Prime Rate which may not represent the lowest rate charged by the Agent to other borrowers at any time or from time to time.

                  "Prior Loan Agreement" shall have the meaning assigned to such term in the preamble hereof.

                  "Pro Rata Share" shall mean, with respect to each Bank, its Commitment Percentage.

                  "Prohibited Transaction" shall mean any transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

                  "Refunded Swing Line Loans" shall mean as set forth in Section 2.03(d) hereof.

                  "Reportable Event" shall mean any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, except any such event as to which the provision for thirty (30) days notice to the PBGC is waived under applicable regulations.

                  "Reporting Quarter" shall mean as set forth in Section 2.04(b) hereof.

                  "Revolving Credit Commitment" shall mean, with respect to each Bank, the amount set forth on Schedule 1 attached hereto and made a part hereof as the amount of such Bank's commitment to make Revolving Credit Loans (subject to the terms and conditions of this Agreement).

                  "Revolving Credit Expiry Date" shall mean September 1, 2004, or such earlier date on which the Revolving Credit Facility Commitment shall have been terminated pursuant to this Agreement.

                  "Revolving Credit Facility Commitment" shall mean as set forth in Section 2.01(a) hereof.

                  "Revolving Credit Loans" shall mean as set forth in Section 2.01(a) hereof.

                  "Revolving Credit Notes" means, collectively, the Mellon Revolving Credit Note and the Key Revolving Credit Note.

                  "Standby Letters of Credit" shall mean Letters of Credit issued by the Agent and/or the Banks pursuant to this Agreement, the drawing under which does not require the delivery of bills of lading, airway bills or other similar types of documents of title, or which are customarily referred to as "standby letters of credit."



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                  "Subsidiary" of a Loan Party at any time means (i) any
corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is owned (directly or indirectly) by such Loan Party and/or one or more Subsidiaries of a Loan Party and (ii) any partnership, association, joint venture or other entity in which a Loan Party and/or one or more Subsidiaries of such Loan Party has more than a fifty percent (50%) equity interest.

                  "Swing Line Lender" shall mean Mellon in its capacity as Swing Line Lender, or any Person serving as a successor Swing Line Lender hereunder.

                  "Swing Line Loan Commitment" shall mean as set forth in
Section 2.03(a) hereof.

                  "Swing Line Loans" shall mean the Loans made by the Swing Line Lender to the Borrower pursuant to Section 2.03 hereof, which bear interest at the Swing Line Rate.

                  "Swing Line Note" means the Swing Line Note, dated the date of this Agreement, made by the Borrower to the Swing Line Lender, as amended, modified or supplemented from time to time, together with all extensions, renewals, refinancings or refundings in whole or in part.

                  "Swing Line Rate" means the rate that the Swing Line Lender establishes from time to time for borrowings under its automatic borrowing service.

                  "Tangible Net Worth" means, as of the date of determination, net worth less all intangible assets, in each case determined and Consolidated for the Borrower and its Subsidiaries in accordance with GAAP.

                  "Termination Event" shall mean (i) a Reportable Event, (ii) the termination of a single employer Plan or the treatment of a single employer Plan amendment as the termination of such Plan under Section 4041 of ERISA, or the filing of a notice of intent to terminate a single employer Plan, or (iii) the institution of proceedings to terminate a single employer Plan by the PBGC under Section 4042 of ERISA, or (iv) the appointment of a trustee to administer any single employer Plan.

                  "Term Loan" shall mean as set forth in Section 2.02(a) hereof.

                  "Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth on Schedule I attached hereto and made a part hereof as the amount of such Bank's commitment to make Term Loans.

                  "Term Loan Expiry Date" shall mean September 1, 2004.

                  "Term Notes" means, collectively, the Mellon Term Note and the Key Term Note.

                  "TIC" shall mean Tuscarora Investment Corporation, a Delaware corporation.

                  "TIC Guaranty" shall mean the Guaranty and Suretyship Agreement, dated of even date herewith, executed and delivered by TIC to the Agent for the ratable benefit of the Banks, as amended, modified or supplemented from time to time.

                  "Tier I" shall mean that the Borrower's Leverage Ratio is less than 2.50 to 1.00.

                  "Tier II" shall mean that the Borrower's Leverage Ratio is greater than or equal to 2.50 to 1.00, but less than 4.00 to 1.00.

                  "Tier III" shall mean that the Borrower's Leverage Ratio is greater than or equal to 4.00 to 1.00.

                  "TII" shall mean TUSCARORA INTERNATIONAL, INC., a Delaware corporation.

                  "TII Guaranty" shall mean the Guaranty and Suretyship Agreement, dated of even date herewith, executed and delivered by TII to the Agent for the ratable benefit of the Banks, as amended, modified or supplemented from time to time.

                  "Total Commitment Amount" shall mean the obligation hereunder of the Banks to make Loans and issue Letters of Credit up to the maximum aggregate principal amount of Ninety Million and 00/100 Dollars ($90,000,000.00) (subject to the terms and conditions of this Agreement).

                  "Treasury Rate" as of any Funding Breakage Date shall mean the rate per annum determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the semiannual equivalent yield to maturity (expressed as a semiannual equivalent and decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) for United States Treasury securities maturing on the last day of the corresponding Interest Period and trading in the secondary market in reasonable volume (or if no such securities mature on such date, the ate determined by standard securities interpolation methods as applied to the series of securities maturing as close as possible to, but earlier than, such date, and the series of such securities maturing as close as possible to, but later than, such date).

                  "Voluntary Termination Date" shall mean as set forth in
Section 2.19 hereof.

                  "Year 2000 Problem" shall mean any significant risk that computer hardware, software or equipment used in the business or operations of the any Loan Party may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and after December 31, 1999.

                  1.02 Construction and Interpretation.

                  (a) [Reserved]

                  (b) Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural, the part the whole and "or" has the inclusive meaning represented by the phrase "and/or". References in this Agreement to "judgments" of Agent and Banks include good faith estimates by Agent and Banks (in the case of quantitative judgments) and good faith beliefs by Agent and Banks (in the case of qualitative judgments). The definition of any document or instrument includes all schedules, attachments, and exhibits thereto and all renewals, extensions, supplements, restatements and amendments thereof. "Hereunder", "herein", "hereto", "hereof", "this Agreement" and words of similar import refer to this entire document, "including" is used by way of illustration and not by way of limitation, unless the context clearly indicates to the contrary; and any action required to be taken by the Borrower or any Loan Party is to be taken promptly, unless the context clearly indicates to the contrary.

                  (c) Accounting Terms. Any accounting term not specifically defined in Section 1.01 hereof shall have the meaning ascribed thereto by GAAP.

                                   ARTICLE II

                              THE CREDIT FACILITIES

                  2.01 Revolving Credit Facility Commitment.

                  (a) Revolving Credit Loans. Subject to the terms and conditions and relying upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Banks severally (but not jointly) agree to make, continue or convert loans (the "Revolving Credit Loans") to the Borrower at any time or from time to time on or after the Closing Date and to and including the Business Day immediately preceding the Revolving Credit Expiry Date, in an aggregate principal amount (including the aggregate principal amount of all Swing Line Loans outstanding and the Letter of Credit Undrawn Availability) not exceeding at any one time outstanding Forty Five Million and 00/100 Dollars ($45,000,000.00) (the "Revolving Credit Facility Commitment"); provided, however, that each Bank shall not be required to make Revolving Credit Loans (and participate in the issuance of Letters of Credit) in an aggregate principal amount outstanding at any one time exceeding such Bank's Commitment Percentage. The Revolving Credit Loans shall be made pro rata in accordance with each Banks' Commitment Percentage. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement including, without limitation, the Banks' right to demand repayment of the Revolving Credit Loans upon the occurrence of an Event of Default, Borrower may borrow, repay and reborrow under this Section 2.01; provided, however, that if Borrower prepays any Libor Rate Loan on any day other than the last day of the applicable Interest Period for such Libor Rate Loan, then Borrower shall comply with the terms and conditions of Section 2.15(c) with respect to such prepayment.

                  (b) Revolving Credit Note. The obligation of Borrower to repay the unpaid principal amount of the Revolving Credit Loans made to Borrower by each Bank and to pay interest on the unpaid principal amount thereof will be evidenced by the Revolving Credit Note of Borrower dated the Closing Date, in substantially the form attached as Exhibits "A-1" and "A-2" to this Agreement with the blanks appropriately filled. The Mellon Revolving Credit Note shall be payable to the order of Mellon in a principal amount equal to Mellon's Revolving Credit Commitment with respect to the Revolving Credit Loans. The Key Revolving Credit Note shall be payable to the order of Key in a principal amount equal to Key's Revolving Credit Commitment with respect to the Revolving Credit Loans. The executed Revolving Credit Notes will be delivered by Borrower to the Banks on the Closing Date.

                  (c) Making, Continuing or Converting of Revolving Credit Loans. Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, and provided that the Borrower has satisfied all applicable conditions specified in Article IV hereof, the Banks shall make Revolving Credit Loans to the Borrower which, as selected by the Borrower pursuant to this Section 2.01(c), shall be Base Rate Loans or Libor Rate Loans.

                           (i) Each Revolving Credit Loan that is made as,
continued as or converted (from a Base Rate Loan) into a Libor Rate Loan shall be made, continued or converted on such Business Day, in such amount (greater than or equal to One Million Dollars ($1,000,000) provided, however, that any amount in excess of One Million Dollars ($1,000,000) may only be in increments of One Hundred Thousand Dollars ($100,000)), and with such an Interest Period as Borrower shall request by written notice from an Authorized Representative received by the Agent no later than 10:00 a.m. (Pittsburgh, Pennsylvania time) on the third (3rd) Business Day prior to the date of disbursement of, continuation of or conversion into the requested Libor Rate Loan. Subject to the terms and conditions of this Agreement, on each borrowing date, the Agent shall make the proceeds of the Libor Rate Loan available to Borrower at the Agent's Office in immediately available funds, no later than 2:00 p.m. (Pittsburgh, Pennsylvania time). In addition, in the event that Borrower desires to continue a Libor Rate Loan for an additional Interest Period, Borrower shall provide Agent with written notice thereof from an Authorized Representative on the third
(3rd) Business Day prior to the expiration of the applicable Interest Period. In the event that Borrower fails to provide the Agent with the required written notice on the third (3rd) Business Day prior to the expiration of the applicable Interest Period for a Libor Rate Loan, Borrower shall be deemed to have given written notice that such Loan shall be converted to a Base Rate Loan on the last day of the applicable Interest Period. Each written notice of any Libor Rate Loan shall be irrevocable and binding on Borrower and Borrower shall indemnify the Banks against any loss or expense incurred by the Banks as a result of any failure by Borrower to consummate such transaction calculated as set forth in
Section 2.15(c) hereof.

                           (ii) Each Revolving Credit Loan that is made as or
converted (from a Libor Rate Loan) into a Base Rate Loan shall be made or converted on such Business Day and in such amount (greater than or equal to One Million Dollars ($1,000,000), provided, however, that any amount in excess of One Million Dollars ($1,000,000) may only be in increments of One Hundred Thousand Dollars ($100,000)), as Borrower shall request by written notice from an Authorized Representative received by the Agent no later than 10:00 a.m. (Pittsburgh, Pennsylvania time) on the date of requested disbursement of or conversion into the requested Base Rate Loan. Subject to the terms and conditions of this Agreement, on each borrowing date, the Agent shall make the proceeds of the Base Rate Loan available to Borrower at the Agent's Office in immediately available funds not later than 2:00 p.m. (Pittsburgh, Pennsylvania time). Unless the Borrower shall provide the Agent with the required written notice to convert a Base Rate Loan into a Libor Rate Loan on the third (3rd) Business Day prior to the requested date of conversion, such Base Rate Loan shall automatically continue as a Base Rate Loan. Each written notice of any Base Rate Loan shall be irrevocable and binding on Borrower and Borrower shall indemnify the Banks against any loss or expense incurred by the Banks as a result of any failure by Borrower to consummate such transaction calculated as set forth in Section 2.15(c) hereof.

                           (iii) Each Bank does hereby authorize the Agent to
make all Loans, subject to the terms and conditions of this Agreement, that are requested by the Borrower on the proposed borrowing date. Upon receipt of a request to make, continue or convert a Revolving Credit Loan hereunder, the Agent shall promptly advise each of the Banks of the proposed date of disbursement, continuation or conversion, the amount and type of each such Revolving Credit Loan, the applicable Interest Period and the Bank's Commitment amount thereof. Each Bank shall remit its Commitment Percentage of the principal amount of each Revolving Credit Loan to the Agent at the Office of the Agent in immediately available funds no later than 12:00 noon (Pittsburgh, Pennsylvania time) on the applicable borrowing date. If the amount of such Bank's Commitment Percentage is not made available to the Agent by such Bank on the applicable borrowing date, the Agent shall not be required to fund such Bank's Commitment Percentage of the Revolving Credit Loans on the applicable borrowing date; provided, however, the Agent may elect in its sole discretion to fund such Bank's Commitment Percentage on the applicable borrowing date, and such Bank shall be subject to the repayment obligations set forth below.

                           (iv) The Agent may assume that each Bank has made or
will make the proceeds of a Loan available to the Agent unless the Agent shall have been notified by such Bank on or before the later of (a) the close of business on the Business Day preceding the applicable borrowing date with respect to the Loan or (b) two (2) hours before the time on which the Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this subsection or using proceeds deposited with the Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to (y) the Federal Funds Rate during the first three (3) days after such interest shall begin to accrue and (z) the applicable interest rate in respect of such Loan after the end of such three (3) day period.

                  (d) Maximum Principal Balance of Revolving Credit Loans. The aggregate principal amount of all Revolving Credit Loans (including the aggregate principal amount of all Swing Line Loans outstanding and the Letter of Credit Undrawn Availability) shall not exceed the Revolving Credit Facility Commitment. The Borrower agrees that if at any time the aggregate principal amount of all Revolving Credit Loans (including the aggregate principal amount of all Swing Line Loans outstanding and the Letter of Credit Undrawn Availability) exceeds the Revolving Credit Facility Commitment ("Excess Amount"), the Borrower shall promptly pay to the Agent such Excess Amount. If not sooner paid, all of the Revolving Credit Loans, all unpaid accrued interest thereon, and all other sums and costs incurred by the Agent and the Banks pursuant to this Agreement with respect to the Revolving Credit Loans, shall be immediately due and payable on the Revolving Credit Expiry Date, without notice, presentment or demand.

                  2.02 Term Loan.

                  (a) Term Loan. Subject to the terms and conditions of, and relying upon the representations and warranties set forth in, this Agreement and the other Loan Documents, the Banks severally (and not jointly) agree to make a term loan ("Term Loan") to the Borrower on the Closing Date in an aggregate principal amount of Forty-Five Million Dollars ($45,000,000); provided, however, that each of the Banks agrees to lend to the Borrower pro rata such Bank's Commitment Percentage of the Term Loan.

                  (b) Term Loan Note. The obligation of the Borrower to repay the unpaid principal amount of the Term Loan made to the Borrower by the Banks and to pay interest on the unpaid principal amount thereof shall be evidenced by the Term Notes of the Borrower, dated the Closing Date, in substantially the form attached as Exhibits "B-1" and "B-2" to this Agreement, with the blanks appropriately filled. Mellon shall receive the Mellon Term Note in the principal amount equal to Mellon's Commitment with respect to the Term Loan. Key shall receive the Key Term Note in the principal amount equal to Key's Commitment with respect to the Term Loan. The executed Term Notes shall be delivered by the Borrower to the Banks on the Closing Date.

                  (c) Making the Term Loan and Term Loan Rate Options.

                           (i) On or before 10:00 a.m. (Pittsburgh, Pennsylvania
time) on the second (2nd) Business Day prior to the Closing Date, the Borrower shall advise the Agent of the portion of the Term Loan which shall be made as a Libor Rate Loan(s) and the Interest Period(s) with respect thereto; provided, however, that such Libor Rate Loan(s) shall only be made in such amount(s) greater than or equal to One Million Dollars ($1,000,000) and, provided further, that any amounts in excess of One Million Dollars ($1,000,000) may only be in increments of One Hundred Thousand Dollars ($100,000). After the Closing Date, the Borrower may, subject to the terms and conditions of this Agreement, convert all or a portion of the Term Loan which is a Libor Rate Loan(s) to a Base Rate Loan as set forth in this Section 2.02(c). Any portion of the Term Loan that is converted from a Base Rate Loan into a Libor Rate Loan shall be converted, and shall begin to accrue interest with reference to the Libor Rate, on such Business Day, in such amount (greater than or equal to One Million Dollars ($1,000,000.00) provided, however, that any amount in excess of One Million Dollars ($1,000,000) may only be in increments of One Hundred Thousand Dollars ($100,000)), and with such Interest Period as the Borrower shall request by written notice from an Authorized Representative received by the Agent no later than 10:00 a.m. (Pittsburgh, Pennsylvania time) on the third (3rd) Business Day prior to the requested date of conversion into such Libor Rate Loan. In addition, in the event that the Borrower desires to continue the portion of the Term Loan which is a Libor Rate Loan for an additional Interest Period, the Borrower shall provide the Agent with written notice thereof from an Authorized Representative on or before 10:00 a.m. (Pittsburgh, Pennsylvania time) on the third (3rd) Business Day prior to the expiration of the applicable Interest Period. In the event that the Borrower fails to provide the Agent with the required written notice prior to 10:00 a.m. (Pittsburgh, Pennsylvania time) on the third (3rd) Business Day prior to the expiration of the applicable Interest Period for a Libor Rate Loan, the Borrower shall be deemed to have given notice that such portion of the Term Loan shall be converted to a Base Rate Loan on the last day of the applicable Interest Period. Each written notice of any Libor Rate Loan shall be irrevocable and binding on the Borrower and the Borrower shall indemnify the Banks against any loss or expense incurred by the Banks as a result of any failure by the Borrower to consummate such transaction calculated as set forth in Section 2.15(c) hereof.

                           (ii) On the Closing Date and until conversion, if
any, pursuant to the terms and conditions of this Agreement, the portion of the Term Loan which is not a Libor Rate Loan shall be a Base Rate Loan. After the Closing Date, the Borrower shall have the option, subject to the terms and conditions of this Agreement, to convert a portion of the Term Loan which is a Base Rate Loan to a Libor Rate Loan as set forth in Section 2.02(c)(i). Any portion of the Term Loan that is converted from a Libor Rate Loan into a Base Rate Loan shall be converted, and shall begin to accrue interest with reference to the Base Rate, on such Business Day and in such amount as the Borrower shall request by written notice received by the Agent no later than 10:00 a.m. (Pittsburgh, Pennsylvania time) on the Business Day of the requested conversion of such portion of the Term Loan into a Base Rate Loan.

                  (d) Payments of Principal and Maturity. Commencing on October 1, 1999, and continuing on the first day of each January, April, July and October thereafter through and including the Term Loan Expiry Date, the Borrower shall make a principal payment in the amount of One Million One Hundred Twenty-Five Thousand and 00/100 Dollars ($1,125,000.00) to the Agent for the ratable account of the Banks. All remaining unpaid principal, accrued interest and all other sums and costs incurred by the Agent and/or the Banks pursuant to this Agreement with respect to the Term Loan shall be immediately due and payable on the Term Loan Expiry Date without notice, presentment or demand.

                  2.03 Swing Line Loan Commitment.

                  (a) Swing Line Loans. Subject to the terms and conditions and relying upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Swing Line Lender may in its sole and absolute discretion, make a portion of its Revolving Credit Commitment available to the Borrower at any time and from time to time during the period from the Closing Date through and including the Business Day immediately preceding the Revolving Credit Expiry Date by making Swing Line Loans to the Borrower in an aggregate principal amount not exceeding at any one time outstanding Ten Million and 00/100 Dollars ($10,000,000.00) (the "Swing Line Loan Commitment"); provided, however, that the aggregate principal amount of such Swing Line Loans, when aggregated with the Swing Line Lender's outstanding Revolving Credit Loans and the Swing Line Lender's Pro Rata Share of the Letter of Credit Undrawn Availability may not exceed at any one time outstanding the Swing Line Lender's Revolving Credit Commitment or the Revolving Credit Facility Commitment; provided further that any reduction of the Revolving Credit Facility Commitment made pursuant to Section 2.19 which reduces the aggregate Swing Line Lender's Revolving Credit Commitment to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Swing Line Lender's Revolving Credit Commitment, as so reduced, without any further action on the part of the Borrower, the Agent or the Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Credit Expiry Date and, if not sooner paid, all Swing Line Loans, all unpaid interest thereon and all other sums and costs incurred hereunder with respect to the Swing Line Loans shall be immediately due and payable on the Revolving Credit

Expiry Date, without notice, presentment or demand. Within the limits of time and amount set forth in this Section 2.03, and subject to the provisions of this Agreement including, without limitation, the Swing Line Lender's right to demand repayment of the Swing Line Loans upon the occurrence of an Event of Default, Borrower may borrow, repay and reborrow under this Section 2.03.

                  (b) Swing Line Note. The obligation of the Borrower to repay the unpaid principal amount of the Swing Line Loans made to the Borrower by the Swing Line Lender and to pay interest on the unpaid principal amount thereof will be evidenced in part by the Swing Line Note of Borrower dated the Closing Date, in substantially the form attached as Exhibit "C" to this Agreement with the blanks appropriately filled. The executed Swing Line Note will be delivered by Borrower to the Swing Line Lender on the Closing Date.

                  (c) Making Swing Line Loans. The Borrower shall be deemed to have (i) requested that the Swing Line Lender make a Swing Line Loan on each day that the Borrower has an overdraft in its automatic borrowing service account with the Swing Line Lender, in an amount equal to such overdraft, and (ii) certified as of the date of disbursement of each Swing Line Loan that no Event of Default or Potential Default shall have occurred and be continuing and that all applicable conditions specified in Article IV hereof are satisfied. The Swing Line Lender shall give notice to the Agent no later than 10:00 a.m. (Pittsburgh, Pennsylvania time) of the next Business Day or such other time as the Agent and the Swing Line Lender may agree of the amount of such Swing Line Loan.

                  (d) Refunded Swing Line Loans. With respect to any Swing Line Loans, the Swing Line Lender may, at any time in its sole and absolute discretion, deliver to the Agent (with a copy to the Borrower), no later than 10:00 a.m. (Pittsburgh, Pennsylvania time) on the first (1st) Business Day immediately preceding the proposed date of disbursement, a notice (which shall be deemed to be a notice of borrowing given by an Authorized Representative) requesting the Banks to make Revolving Credit Loans that are Base Rate Loans on such date in an amount equal to the amount of such Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given which the Swing Line Lender requests the Banks to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Credit Loans made by Banks other than the Swing Line Lender shall be immediately delivered by the Agent to the Swing Line Lender (and not to the Borrower) and applied to repay a corresponding portion of the Refunded Swing Line Loans and
(ii) on the day such Revolving Credit Loans are made, the Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Credit Loan made by the Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of the Swing Line Lender but shall instead constitute part of the Swing Line Lender's outstanding Revolving Credit Loans and shall be due under the Mellon Revolving Credit Note. The Borrower hereby authorizes the Agent and the Swing Line Lender to charge the Borrower's accounts with the Agent and the Swing Line Lender (up to the amount available in each such account) in order to immediately pay the Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Credit Loans made by the Banks, including the Revolving Credit Loan deemed to be made by the Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to the Swing Line Lender should be recovered by or on behalf of the Borrower from the Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all the Banks.

                  If for any reason (a) Revolving Credit Loans are not made upon the request of the Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to the Swing Line Lender in respect of any outstanding Swing Line Loans or (b) the Revolving Credit Facility Commitment is terminated at a time when any Swing Line Loans are outstanding, each Bank shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (b), immediately prior to such termination of the Revolving Credit Facility Commitment) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one (1) Business Day's notice from the Swing Line Lender, each shall deliver to the Swing Line Lender an amount equal to its respective participation in same day funds at the Agent's Office. In order to further evidence such participation (and without prejudice to the effectiveness of the participation provisions set forth above), each Bank agrees to enter into a separate participation agreement at the request of the Swing Line Lender in form and substance reasonably satisfactory to the Swing Line Lender. In the event any Bank fails to make available to the Swing Line Lender the amount of such participation as provided in this paragraph, the Swing Line Lender shall be entitled to recover such amount on demand from such Bank together with interest thereon at the Base Rate. In the event that the Swing Line Lender receives a payment of any amount in which other Banks have purchased participations as provided in this paragraph, the Swing Line Lender shall promptly distribute to each such other Bank its Pro Rata Share of such payment.

                  Anything contained herein to the contrary notwithstanding, each Bank's obligation to make Revolving Credit Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Bank's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Default; (c) any Material Adverse Change; (d) any breach of this Agreement or any other Loan Document by any Loan Party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Bank are subject to the condition that (X) the Swing Line Lender believed in good faith that all conditions under Article IV to the making of the applicable Refunded Swing Line Loans or any unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (Y) the satisfaction of any such condition not satisfied had been waived in writing by the Banks prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

                  2.04 Interest Rates.

                  (a) Interest on Loans. Subject to the terms and conditions of this Agreement, the aggregate outstanding principal balance of the Swing Line Loans shall bear interest at a rate per annum equal to the Swing Line Rate and the aggregate outstanding principal balance of the

Revolving Credit Loans and Term Loans shall be, at the option of Borrower, as selected pursuant to Section 2.01(c) or 2.02(c) as the case may be:

                           (i) Base Rate Loans which shall bear interest for
each day at a rate per annum equal to the Base Rate; or

                           (ii) Libor Rate Loans which shall bear interest
during each Interest Period at the rates determined pursuant to subsection 2.04(b) below.

                  (b) Interest on Libor Rate Loans. Subject to the terms and conditions of this Agreement, until the first Incentive Pricing Effective Date (as hereinafter defined), the Loans that are Libor Rate Loans shall bear interest during each Interest Period at a fixed rate per annum equal to one and one-eighth of one percent (1.125%) in excess of the Libor Rate for such Interest Period. Subject to the terms and conditions of this Agreement, during each Fiscal Quarter, the Borrower shall, in accordance with Section 5.01(b), submit to the Agent and the Banks quarterly financial statements (the Fiscal Quarter in which such financial statements are required to be received by the Agent is the "Reporting Quarter") as of the last day of the Fiscal Quarter immediately preceding such Reporting Quarter (with respect to any Reporting Quarter, the Fiscal Quarter immediately preceding such Reporting Quarter is the "Measurement Quarter"). Upon Agent's receipt of such quarterly financial statements in accordance with Section 5.01(b) as of the last day of the Measurement Quarter ending August 31, 1999 and as of the last day of each Measurement Quarter thereafter, the Borrower's Leverage Ratio shall be calculated in good faith, and from the first day of the Fiscal Quarter immediately following the Reporting Quarter (the "Incentive Pricing Effective Date") until the next Incentive Pricing Effective Date, Loans that are Libor Rate Loans shall bear interest as follows:

                           (i) If Tier I is applicable, Loans which are Libor
Rate Loans shall bear interest for each day during each applicable Interest Period at a rate per annum equal to seven-eighths of one percent (0.875%) in excess of the Libor Rate for such Interest Period;

                           (ii) If Tier II is applicable, Loans which are Libor
Rate Loans shall bear interest for each day during each applicable Interest Period at a rate per annum equal to one and one-eighth of one percent (1.125%) in excess of the Libor Rate for such Interest Period; or

                           (iii) If Tier III is applicable, Loans which are
Libor Rate Loans shall bear interest for each day during each applicable Interest Period at a rate per annum equal to one and three-eighths of one percent (1.375%) in excess of the Libor Rate for such Interest Period.

                  (c) Interest Payments. The Borrower shall pay to the Agent for the ratable account of the Banks interest on the unpaid principal balance of the aggregate outstanding balance of the Revolving Credit Loans which are Base Rate Loans in arrears on the first (1st) day of each January, April, July and October during the period from the Closing Date through and including the Revolving Credit Expiry Date. The Borrower shall pay to the Agent for the ratable account of the Banks interest on the unpaid principal balance of the Revolving Credit Loans which are Libor Rate Loans on the earlier of (i) the last day of the applicable Interest Period for such Loan or (ii) for such Loans with an applicable Interest Period exceeding three (3) months, on the three (3) month anniversary of each Loan during the period from the Closing Date through and including the Revolving Credit Expiry Date. The Borrower shall pay to the Swing Line Lender interest on the unpaid principal balance of the aggregate outstanding balance of the Swing Line Loans in arrears on the first (1st) day of each January, April, July and October during the period from the Closing Date through and including the Revolving Credit Expiry Date. The Borrower shall pay to the Agent for the ratable account of the Banks interest on the portion of the unpaid principal balance of the Term Loan which is a Base Rate Loan, in arrears, on the first (1st) day of each January, April, July and October during the period from the Closing Date through and including the Term Loan Expiry Date. The Borrower shall pay to the Agent for the ratable account of the Banks interest on the portions of the unpaid principal balance of the Term Loan which are Libor Rate Loans, in arrears, on the earlier of (i) the last day of the applicable Interest Period for each such Loan or (ii) for such Loans with an applicable Interest Period exceeding three (3) months, on the three (3) month anniversary of each Loan during the period from the Closing Date through and including the Term Loan Expiry Date. After maturity of any part of the Loans (whether upon the occurrence of an Event of Default, by acceleration or otherwise), interest on such part of the Loans shall be immediately due and payable without notice, presentment, or demand.

                  2.05 Interest After Default. After the occurrence and during the continuance of an Event of Default, (i) the unpaid principal amount of the Loans, accrued interest thereon, any fees or any other sums payable hereunder shall thereafter until paid in full bear interest at a rate per annum equal to two percent (2.00%) above the Base Rate then in effect, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; and (ii) each Libor Rate Loan shall automatically convert into a Base Rate Loan at the end of the applicable Interest Period; and
(iii) no Loans may be continued as or converted into a Libor Rate Loan. In the event the rates of interest provided for in this Section 2.05, or any other section of this Agreement, are finally determined by any Official Body to exceed the maximum rate of interest permitted by applicable usury or similar laws, their or its application will be suspended and there will be charged instead the maximum rate of interest permitted by such Law.

                  2.06 [Reserved]

                  2.07 Fees.

                  A. The Borrower shall pay to the Agent for the ratable account of the Banks:

                           (i) A non-refundable upfront fee, on or before the
Closing Date, in the amount of One Hundred Thirty-Five Thousand and 00/100 Dollars ($135,000.00);

                           (ii) A facility fee during the period from the
Closing Date to the Revolving Credit Expiry Date, calculated daily and payable quarterly in arrears beginning on October 1, 1999 and continuing on the first
(1st) day of each January, April, July and October thereafter and on the Revolving Credit Expiry Date (the "Facility Fee"). If (a) Tier I Pricing is in effect with respect to the Loans on any day, the Facility Fee for such day shall be equal to the Revolving Credit Facility Commitment multiplied by one-fifth of one percent (0.20%), (b) Tier II Pricing is in effect with respect to the Loans on any day, the Facility Fee for such day shall be equal to the Revolving Credit Facility Commitment multiplied by one quarter of one percent (0.25%), or

(c) Tier III Pricing is in effect with respect to the Loans on any day, the Facility Fee for such day shall be equal to the Revolving Credit Facility Commitment multiplied by three-tenths of one percent (0.30%);

                           (iii) The Letter of Credit Commission pursuant to
Section 2.09 hereof.

                  B. The Borrower shall pay to the Agent for its own account the fees described in the first sentence of Section 2.09 hereof and in that certain fee letter of even date herewith by and between Borrower and Agent in the amounts, and at the times, specified therein.

                  2.08 Agreement to Issue Letters of Credit. From time to time during the period from the Closing Date to the thirtieth (30th) day preceding the Revolving Credit Expiry Date, subject to the further terms and conditions hereof, including those required in connection with the making of Revolving Credit Loans, the Agent shall issue Standby Letters of Credit (the "Letters of Credit") for the account of the Borrower in an amount not to exceed Five Million and 00/100 Dollars ($5,000,000.00) in the aggregate, as a subfacility of the Revolving Credit Facility Commitment; provided, however, that on any date that the Borrower requests a Letter of Credit, and after giving effect to the Letter of Credit Face Amount of such Letter of Credit, the sum of the outstanding Revolving Credit Loans, the outstanding Swing Line Loans, and the Letter of Credit Undrawn Availability shall not exceed the Revolving Credit Facility Commitment.

                  Each request for a Letter of Credit shall be delivered to the Agent no later than 10:00 a.m. (Pittsburgh, Pennsylvania time) on the second
(2nd) Business Day, or such shorter period as may be agreed to by the Agent, prior to the proposed date of issuance. Each such request shall be in a form acceptable to the Agent and specify the Letter of Credit Face Amount thereof, the account party, the beneficiary, the intended date of issuance, the expiry date thereof, and the nature of the transaction to be supported thereby. All such Letters of Credit shall be issued by the Agent in accordance with its then current practice relating to the issuance of Letters of Credit including, but not limited to, the execution and delivery to the Agent of applications and agreements required by the Agent and the payment by the Borrower of all applicable fees required by Section 2.09 hereof. Immediately upon the issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's Pro Rata Share of the Letter of Credit Face Amount of such Letter of Credit. The Agent shall promptly provide to each Bank notice of each such request for a Letter of Credit by the Borrower.

                  2.09 Letter of Credit Fees. The Borrower shall pay to the Agent for its own account (a) an issuance fee equal to one-eighth of one percent (0.125%) of the Letter of Credit Face Amount of each Letter of Credit issued hereunder, such fee to be paid on the date of issuance of each Letter of Credit,
(b) the Agent's standard amendment fees for each amendment of any Letter of Credit issued hereunder, such fee to be paid on the date of the amendment of such Letter of Credit, and (c) any out-of-pocket expenses and costs incurred by the Agent for the issuance of any Letter of Credit issued hereunder, such costs and expenses to be paid on demand. The Borrower shall also pay to the Agent for the ratable account of the Banks a fee (the "Letter of Credit Commission") equal to the daily average Letter of Credit Undrawn Availability multiplied by (i) seven-eighths of one percent (0.875%) per annum if Tier I is applicable with respect to the Loans on such day, (ii) one and one-eighth of one percent (1.125%) per annum if Tier II is applicable with respect to the Loans on such day, or (iii) one and three-eighths of one percent (1.375%) per annum if Tier III is applicable with respect to the Loans on such day, such Letter of Credit Commission shall be payable quarterly in arrears beginning on October 1, 1999 continuing on the first (1st) day of each January, April, July and October thereafter and on the Revolving Credit Expiry Date. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, the Letter of Credit Commission, as calculated above, shall be increased by two percent (2.00%).

                  2.10 Payments Under Letters of Credit. Upon a draw under any Letter of Credit, the Borrower irrevocably authorizes the Agent immediately to treat such draw as a request for a Revolving Credit Loan which shall be a Base Rate Loan in the amount of such draw, subject to the terms and conditions of this Agreement.

                  2.11 Period of Issuance and Term of Letters of Credit. Letters of Credit shall only be issued by the Agent for the account of the Borrower for such terms that expire ten (10) days prior to the Revolving Credit Expiry Date.

                  2.12 Adjustment to Swing Line Rate and Base Rate; Computation of Interest and Fees. In the event of any change in the Swing Line Rate or the Base Rate, the rate of interest upon each Base Rate Loan and Swing Line Loan, as the case may be, shall be adjusted to immediately correspond with such change; except any interest rate charged hereunder shall not exceed the highest rate permitted by Law. Interest on Base Rate Loans and Swing Line Loans shall be computed on the basis of a year of three hundred sixty-five (365) days and paid for the actual number of days elapsed. Interest on Libor Rate Loans, unpaid fees and other sums payable hereunder shall be computed on the basis of a year of three hundred sixty (360) days and paid for the actual number of days elapsed.

                  2.13 Booking of Libor Rate Loans. Each Bank may make, carry or transfer Libor Rate Loans at, to or for the account of, any of its branch offices or the office of an affiliate of such Bank; provided, however, that no such action shall result in liability or cost to the Borrower, including any liability or cost pursuant to Sections 2.15 or 2.16 hereof.

                  2.14 Assumptions Concerning Funding of Libor Rate Loans. Calculation of all amounts payable to each Bank under Section 2.15(c) shall be made as though each Bank had actually funded its relevant Libor Rate Loan through the purchase of a Libor deposit bearing interest at the Libor Rate in an amount equal to the amount of that Libor Rate Loan and having maturity comparable to the relevant Interest Period and through the transfer of such Libor deposit from an offshore office to a domestic office in the Untied States of America; provided, however, that each Bank may fund each of its Libor Rate Loans in any manner it sees fit; (provided, however, that no such action shall result in liability or cost to the Borrower, including any liability or cost pursuant to Sections 2.15 or 2.16 hereof) and the foregoing assumption shall be utilized only for the calculation of amounts payable under Section 2.15(c).

                  2.15 Additional Costs.

                  (a) If, due to either (i) the introduction of, or any change in, or in the interpretation of, any Law or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of Law), there shall be any increase in the cost to, or reduction in income receivable by, such Bank of making, funding or maintaining Loans (or commitments to make the Loans), then the Borrower shall from time to time, upon demand by such Bank, pay to the Agent for the account of such Bank additional amounts sufficient to reimburse such Bank for any such additional costs or reduction in income. A certificate of such Bank submitted to the Borrower on or before the date such demand is made in good faith as to the amount of such additional costs shall be conclusive and binding for all purposes, absent manifest error. Within five (5) Business Days after such Bank notifies the Borrower of any such additional costs pursuant to this Section 2.15(a), the Borrower may either (A) prepay in full all Loans of any types so affected then outstanding, together with interest accrued thereon to the date of such prepayment, or (B) convert all Loans of any types so affected then outstanding into Loans of any other type not so affected upon not less than four
(4) Business Days' notice to the Agent. If any such prepayment or conversion of any Libor Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Borrower also shall pay to the Agent for the ratable account of the Banks such additional amounts as set forth in Section 2.15(c).

                  (b) If either (i) the introduction of, or any change in, or in the interpretation of, any Law or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of Law), affects or would affect the amount of capital required or expected to be maintained by any Bank or any corporation controlling any Bank and such Bank determines in good faith that the amount of such capital is increased by or based upon the existence of the Loans (or commitment to make the Loans) and other extensions of credit (or commitments to extend credit) of similar type, then, upon demand by such Bank, the Borrower shall pay to the Agent for the account of such Bank from time to time as specified by such Bank additional amounts sufficient to compensate such Bank in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's Loans (or commitment to make the Loans). A certificate of such Bank in good faith submitted to the Borrower on or before the date such demand is made as to such amounts shall be conclusive and binding for all purposes, absent manifest error. Within five (5) Business Days after such Bank notifies the Borrower of any such additional costs pursuant to this Section 2.15(b), the Borrower may either (A) prepay in full all Loans of any types so affected then outstanding, together with interest accrued thereon to the date of such prepayment, or (B) convert all Loans of any types so affected then outstanding into Loans of any other type not so affected upon not less than four (4) Business Days' notice to the Bank. If any such prepayment or conversion of any Libor Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Borrower also shall pay to the Agent for the ratable account of the Banks such additional amounts as set forth in Section 2.15(c).

                  (c) If the Borrower shall prepay any Libor Rate Loan on a day other than the last day of the applicable Interest Period for such Loan (whether such prepayment is permitted by Section 2.15 or 2.16, as a result of the failure by Borrower to consummate a transaction after providing notice as set forth in Sections 2.01(c)(i) and (ii) and 2.02(c)(i),
(ii) and (iii), or otherwise permitted by Agent or otherwise required under the terms of this Agreement) (a "Funding Breakage Date"), the Borrower shall pay to the Agent for the ratable account of the Banks an amount (the "Funding Breakage Indemnity") determined by the Agent as follows:

                           (i) first, calculate the following amount: (A) the
                  principal amount of such Loans owing to the Banks which shall be prepaid times (B) the greater of (x) zero or (y) the rate of interest applicable to such principal amount on the Funding Breakage Date minus the Treasury Rate as of the Funding Breakage Date, times (c) the number of days from and including the Funding Breakage Date to, but not including, the last day of such Interest Period, times (d) 1/360;

                           (ii) the Funding Breakage Indemnity to be paid by the
                  Borrower to the Agent for the ratable account of the Banks shall be the amount equal to the present value as of the Funding Breakage Date (discounted at the Treasury Rate as of such Funding Breakage Date, and calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) of the amount described in the preceding clause (i) (which amount described in the preceding clause (i) is assumed for purposes of such present value calculation to be payable on the last day of the corresponding Interest Period).

Such Funding Breakage Indemnity shall be due and payable on demand, and the Agent shall, upon making such demand, notify the Borrower of the amount so demanded. In addition, the Borrower shall, on the due date for payment of any Funding Breakage Indemnity, pay to the Agent for the ratable account of the Banks an additional amount equal to interest on such Funding Breakage Indemnity from the Funding Breakage Date to, but not including, such date at the Base Rate. The amount payable to the Agent for the ratable account of the Banks under this Section 2.15(c) shall be determined in good faith by the Banks, and such determination shall be conclusive absent manifest error.

                  2.16 Illegality; Impracticability. Notwithstanding any other provision contained in this Agreement, if: (a) it is unlawful, or any central bank or other governmental authority shall determine that it is unlawful, for the Agent or any Bank to perform its obligations hereunder; or (b) on any date on which a Libor Rate would otherwise be set, any Bank shall have in good faith determined (which determination shall be conclusive absent manifest error) that
(i) adequate and reasonable means do not exist for ascertaining a Libor Rate,
(ii) a contingency has occurred which materially and adversely affects the interbank markets, or (iii) the effective cost to such Bank of funding a proposed Libor Rate Loan exceeds the Libor Rate, then (y) on notice thereof by the Agent to the Borrower, the obligation of the such Bank to make or continue a Loan of a type so affected or to convert any type of Loan into a Loan of a type so affected shall terminate and such Bank shall thereafter be obligated to make Base Rate Loans whenever any written notice requests any type of Loans so affected and (z) upon demand therefor by such Bank to the Borrower, the Borrower shall either (i) forthwith prepay in full all Loans of the type so affected then outstanding, together with interest accrued thereon or (ii) request that such Bank, upon four (4) Business Days' notice, convert all Loans of the type so affected then outstanding into Loans of a type not so affected. If any such prepayment or conversion of any Libor Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Borrower also shall pay to the Agent for the ratable account of the Banks such additional amounts as set forth in Section 2.15(c).

                  2.17 Payments. All payments to be made with respect to principal, interest, fees or other amounts due from the Borrower under this Agreement or under the Notes are payable at 12:00 noon (Pittsburgh, Pennsylvania time), on the day when due, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action for the payments will accrue immediately. All such payments must be made to the Agent at its Office in U.S. Dollars and in funds immediately available at such Office, without setoff, counterclaim or other deduction of any nature. The Agent may in its discretion deduct such payments from the Borrower's demand or deposit accounts with the Agent on the due date. All such payments shall be applied at the option of the Agent and the Banks to accrued and unpaid interest, outstanding principal and other sums due under this Agreement in such order as the Agent and the Banks, in their sole discretion, shall elect. All such payments shall be made net of, without deduction or offset, and free and clear of any and all present and future taxes, levies, deductions, charges, and withholdings and all liabilities with respect thereto, excluding income and franchise taxes imposed on the Banks under the Laws of the United States or any state or political subdivision thereof. If the Borrower is compelled by Law to deduct any such taxes or levies (other than such excluded taxes) or to make any such other deductions, charges, or withholdings, it will pay such additional amounts as may be necessary in order that the net payments after such deduction, and after giving effect to any United States federal or state income taxes required to be paid by the Bank in respect of such additional amounts, shall equal the amount of such payment without such tax, deduction or withholding.

                  2.18 Optional Prepayments of Term Loan. Subject to the provisions of this Section 2.18, the Borrower shall have the right, at its option, to prepay the Term Loan in whole or in part (in any amount) at any time; provided, however, that any portion of the Term Loan which is a Libor Rate Loan may only be prepaid without the payment of amounts due under Section 2.15(c) hereunder at the end of the Interest Period for such Loan. All prepayments of any portion of the Term Loan shall be applied to the unpaid installments of principal in the reverse order of their scheduled maturities. In the event that any portion of the Term Loan which is being prepaid is a Libor Rate Loan, the Borrower shall give the Agent written notice from an Authorized Representative (which shall be irrevocable) of each prepayment not later than 10:00 a.m. (Pittsburgh, Pennsylvania time) on the second (2nd) Business Day immediately preceding the date of prepayment, specifying the aggregate amount of principal to be prepaid and the prepayment date. In the event that any portion of the Term Loan which is being prepaid is a Base Rate Loan, the Borrower shall give the Agent written notice from an Authorized Representative (which shall be irrevocable) of each prepayment not later than 10:00 a.m. (Pittsburgh, Pennsylvania time) on the date of prepayment, specifying the aggregate amount of principal to be prepaid and the prepayment date. Following receipt of any notice as specified in this Section 2.18, the principal amount specified therein, together with accrued unpaid interest thereon to the date of such prepayment, shall be due and payable on such prepayment date without notice, presentment or demand. The amounts specified in such notice shall be due and payable by the Borrower to the Agent for the ratable account of the Banks upon delivery of such notice.

                  2.19 Voluntary Termination or Reduction of Revolving Credit Facility Commitment. The Borrower may terminate this Agreement by giving Agent notice of the date on which this Agreement is to be terminated (the "Voluntary Termination Date"), which date must be at least sixty (60) days after the date of such notice. On such Voluntary Termination Date, in addition to the fees set forth in Section 2.15, the Borrower shall pay to the Agent for the ratable account of the Banks, the outstanding principal balance of all Loans outstanding, all accrued unpaid interest thereon, and all other sums and costs incurred by Agent and/or the Banks pursuant to this Agreement and shall cause letters of credit to be issued in replacement of the Letters of Credit or other arrangements to be made with the Agent and the Banks as acceptable by the Agent and the Banks in their sole reasonable discretion. At any time and from time to time after the Closing Date, the Borrower may, subject to the terms and conditions to this Agreement, reduce the amount of the Revolving Credit Facility Commitment, in such amount (greater than or equal to Five Million and 00/100 Dollars ($5,000,000.00); provided, however that any amount in excess of Five Million and 00/100 Dollars ($5,000,000.00) may only be in increments of One Million and 00/100 Dollars ($1,000,000.00)), and on such day as the Borrower shall request by written notice from an Authorized Representative received by the Agent no later than 10:00 a.m. (Pittsburgh, Pennsylvania time) on the second
(2nd) Business Day prior to the date of the requested reduction. On the date of such reduction, in addition to the fees set forth in Section 2.15, if any, the Borrower shall pay to the Agent for the ratable account of the Banks, the amount by which all Revolving Credit Loans outstanding (including the outstanding Swing Line Loans and the Letter of Credit Undrawn Availability) exceed the Revolving Credit Facility Commitment as reduced pursuant to this Section 2.19.

                  2.20 Loan Account. The Agent shall maintain in its books and records, including computer records, in accordance with its customary procedures, a loan account (the "Loan Account") in the name of the Borrower in which shall be recorded the date and amount of each Loan made by the Banks and the date and amount of each payment and prepayment in respect thereof; provided, however, that the failure by the Agent to record the date and amount of any such information shall not adversely affect the Agent or any Bank. The Agent shall record in the Loan Account the principal amount of the Loans owing to each Bank from time to time. The Loan Account shall constitute presumptive evidence, absent manifest error, of the accuracy of the information contained therein. Failure by the Agent to make any such notation or record shall not affect the obligations of the Borrower to the Banks with respect to the Loans.

                  2.21 Estoppel. As further consideration for the entry of the Banks into this Agreement, Borrower hereby represents and warrants that it does not presently have any claims or actions of any kind at Law or in equity against Mellon arising out of or in any way relating to the Prior Loan Agreement or any related documents with respect thereto, the transactions referenced in or contemplated by this Agreement or any acts, transactions, or events that are or were the subject matter of any other prior loans or agreement or guaranties involving the Borrower.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  The Loan Parties, as the case may be, represent and warrant to the Agent and the Banks that:

                  3.01 Organization and Qualification. The Loan Parties and each of their United States Subsidiaries are corporations, partnerships or limited partnerships, as the case may be, duly organized, validly existing and in good standing under their respective jurisdictions of incorporation. The Loan Parties and each of their United States Subsidiaries are duly qualified or licensed to do business as a foreign corporation and are in good standing in all jurisdictions in which the ownership of their properties or the nature of their activities or both makes such qualification or licensing necessary, except only to the extent that the failure to be so qualified or licensed would not have a Material Adverse Effect.

                  3.02 Power to Carry on Business; Licenses. The Loan Parties and each of their United States Subsidiaries have all requisite corporate power and authority to own and operate their properties and to carry on their business as now conducted and as presently planned to be conducted. The Loan Parties and each of their United States Subsidiaries have all licenses, permits, consents and governmental approvals or authorizations necessary to carry on their business as now conducted or as presently planned to be conducted except only for such licenses, permits, consents and governmental approvals or authorizations the failure of which to obtain would not have a Material Adverse Effect.

                  3.03 Execution and Binding Effect. This Agreement, the Notes, the Guaranties, and the other Loan Documents to which any Loan Party is a party have been duly authorized by all appropriate corporate action of such Loan Party and have been duly and validly executed and delivered by the Loan Parties which are parties thereto, and each such agreement constitutes a legal, valid and binding obligation of such Loan Parties, enforceable against each such Loan Party in accordance with its terms, except, in each case, as may be limited by bankruptcy, insolvency or other similar Laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

                  3.04 Absence of Conflicts. Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party, nor the consummation of the transactions contemplated in any of them by any Loan Party, nor the performance of or compliance with their terms and conditions by any Loan Party will (a) violate any Law, (b) conflict with or result in a breach of or a default under the articles of incorporation or by-laws of any Loan Party, (c) conflict with or result in a breach or a default under any material agreement or instrument to which any Loan Party or any of their Subsidiaries is a party or by which any of them or any of their material properties (now owned or acquired in the future) may be subject or bound or (d) result in the creation or imposition of any Lien upon any property (owned or leased) of any Loan Party or any of their Subsidiaries.

                  3.05 Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the execution and delivery of this Agreement or the other Loan Documents by any Loan Party which is a party thereto, the consummation by any Loan Party which is a party thereto of the transactions contemplated in any of them, or the performance of or compliance by the Loan Parties with the terms and conditions of this Agreement or the other Loan Documents to which they are a party.

                  3.06 Title to Property. The Loan Parties and each of their Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all other property purported to be owned by them, including that reflected in the most recent balance sheet referred to in
Section 3.07 of this Agreement or submitted pursuant to Section 5.01(a) of this Agreement (except as sold or otherwise disposed of in the ordinary course of business), subject only to Liens not forbidden by Section 6.01 of this Agreement.

                  3.07 Financial Statements.

                  (a) The Borrower has delivered to the Agent and the Banks a Consolidated balance sheet and related statements of income, cash flow and shareholders' equity of the Borrower and its Subsidiaries for the fiscal year ending August 31, 1998, as audited by Ernst & Young LLP without qualification. Such financial statements (including the notes) present fairly in all material respects the Consolidated financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the results of their operations and their cash flow for the fiscal period then ended, all in accordance with GAAP applied consistently with the audited financial statements for the preceding fiscal year.

                  (b) the Borrower has delivered to the Agent and the Banks internally prepared Consolidated balance sheets and related statements of income and cash flow of the Borrower and its Subsidiaries for the Fiscal Quarters ending November 30, 1998, February 29, 1999 and May 31, 1999. Such financial statements provided by the Borrower present fairly in all material respects the financial position of the Borrower and its Subsidiaries as of the end of each period and the results of their operations and their cash flow for each period, all in conformity with GAAP (except that such financial statements do not contain all of the footnote disclosure required by GAAP), applied on a basis consistent with that of the preceding fiscal year's audited financial statements, subject to year end adjustments.

                  3.08 Taxes. All tax returns required to be filed by the Loan Parties and each of their Subsidiaries have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Loan Parties, their Subsidiaries or upon any of their properties, income, sales or franchises which are due and payable have been paid other than those not yet payable without premium or penalty and those contested with due diligence in good faith without the incurrence of any Lien against the Loan Parties which would have a Material Adverse Effect. The reserves and provisions for taxes on the books of the Loan Parties and their Subsidiaries are adequate for all open years and for their current fiscal period. No Loan Party nor any Subsidiary knows of any proposed additional assessment or basis for any assessment for additional taxes (whether or not reserved against).

                  3.09 Litigation. Except as set forth in Schedule 3.09 hereof, there is no pending, or to the best knowledge of the Loan Parties and their Subsidiaries, contemplated or threatened, action, suit or proceeding by or before any Official Body against or affecting the Loan Parties or their Subsidiaries, at Law or equity, which, if adversely decided, would have a Material Adverse Effect.

                  3.10 Compliance with Laws. No Loan Party nor any Subsidiary of a Loan Party is subject to any material contingent liability on account of any Law or in violation of any Law which would have a Material Adverse Effect.

                  3.11 Pension Plans. (a) Each Plan has been and will be maintained and funded in accordance with its terms and with all provisions of ERISA and other applicable Laws; (b) no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan; (c) no liability to the PBGC has been incurred with respect to any Plan, other than for premiums due and payable; (d) no Plan has been terminated, no proceedings have been instituted to terminate any Plan, and there exists no intent to terminate or institute proceedings to terminate any Plan; (e) no withdrawal, either complete or partial, has occurred or commenced with respect to any multi-employer Plan, and there exists no intent to withdraw either completely or partially from any multi-employer Plan; and (f) there has been no cessation of, and there is no intent to cease, operations at a facility or facilities where such cessation could reasonably be expected to result in a separation from employment of more than 20% of the total number of employees who are participants under a Plan.

                  3.12 Patents, Licenses, Franchises. The Loan Parties and each of their Subsidiaries owns or possesses the right to use all of the material patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate their properties and to carry on their business as presently conducted and presently planned to be conducted without conflict with the rights of others.

                  3.13 Environmental Matters.

                  (a) No Loan Party nor any of their United States Subsidiaries are in violation of The Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, The Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, The Clean Water Act, The Toxic Substances Control Act and The Clean Air Act or any rule or regulation promulgated pursuant to any of the foregoing statutes, or any other federal, state or local environmental law, statute, rule, regulation or ordinance applicable to the Loan Parties, any of their Subsidiaries or their respective properties (all of the foregoing are sometimes collectively referred to in this Section 3.13 as the "Environmental Laws") which would have a Material Adverse Effect;

                  (b) No Loan Party, any United States Subsidiaries of a Loan Party nor any of their Affiliates, directors, officers, employees, agents or independent contractors have arranged, by contract, agreement or otherwise, (i) for the disposal or treatment of, or (ii) with a transporter for the transport, disposal or treatment of, any Hazardous Substance (as defined by CERCLA, as amended), owned, used or possessed by any Loan Party or any Subsidiary of a Loan Party, whether or not to a location identified by the Environmental Protection Agency (the "EPA") on the National Priorities List, 40 C.F.R. Part 300, (or proposed by the EPA in the Federal Register for listing on such National Priorities List) or identified under any corresponding state statute or regulation concerning cleanup of waste disposal sites (a "State Superfund Law") in violation of any applicable Environmental Laws which would have a Material Adverse Effect;

                  (c) To the best knowledge of the Loan Parties, no predecessor of any Loan Party has arranged by contract, agreement or otherwise, (i) for the disposal or treatment of, or (ii) with a transporter for the transport, disposal or treatment of, any Hazardous Substance, owned, used or possessed by the predecessor in violation of any applicable Environmental Laws which would have a Material Adverse Effect;

                  (d) To the best knowledge of the Loan Parties, no Loan Party, any United States Subsidiary of a Loan Party nor any of their Affiliates "owned" or "operated" any "facility" at the time any waste containing Hazardous Substances was disposed of at such facility within the meaning of CERCLA, as amended, or any State Superfund Law in violation of any applicable Environmental Laws which would have a Material Adverse Effect.

                  3.14 Proceeds. The Borrower will use the proceeds of the Revolving Credit Loans to repay Indebtedness of the Borrower to Mellon under the Prior Loan Agreement and for general corporate purposes, working capital, capital expenditures and acquisitions. The Borrower will use the proceeds of the Term Loan to repay Indebtedness of the Borrower to Mellon under the Prior Loan Agreement.

                  3.15 Margin Stock. No portion of the proceeds of any Loan shall be used by any Loan Party for the purpose of purchasing or carrying margin stock within the meaning of Regulation U in any manner that might cause the borrowing or the application of such proceeds to violate any regulation or requirement of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934.

                  3.16 No Event of Default: Compliance with Material Agreements. Except as set forth on Schedule 3.16 to this Agreement, no event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default. No Loan Party nor any of their Subsidiaries are (i) in violation of any term of any charter instrument or bylaw or (ii) in default under any material agreement, lease or instrument to which any Loan Party or their Subsidiaries are a party or by which they or any of their properties (owned or leased) may be subject or bound.

                  3.17 No Material Adverse Change. Since May 31, 1999, there has been no Material Adverse Change.

                  3.18 Subsidiaries. Schedule 3.18 to this Agreement sets forth each Subsidiary of each of the Loan Parties, the authorized and outstanding capital stock (or other equity interest) of such Subsidiary and the outstanding capital stock (or other equity interest) of such Subsidiary which is owned by the Loan Parties or any of their Subsidiaries.

                  3.19 Labor Controversies. There are no labor controversies pending or, to the best knowledge of any Loan Party, threatened, against any Loan Party or any of their Subsidiaries which, if adversely determined, would have a Material Adverse Effect.

                  3.20 Solvency. After the making of the Loans, each of the Loan Parties (a) will be able to pay its debts as they become due, (b) will have funds and capital sufficient to carry on its business and all businesses in which it is about to engage, and (c) will own property having a value at both fair valuation and at fair saleable value in the ordinary course of each Loan Party's business greater than the amount required to pay its debts as they become due. No Loan Party was insolvent immediately prior to the date of this Agreement nor will it be rendered insolvent by the execution and delivery of this Agreement, the borrowing hereunder and/or the consummation of any transactions contemplated by this Agreement.

                  3.21 Accurate and Complete Disclosure. No representation or warranty made by any Loan Party under this Agreement, the other Loan Documents or the schedules and exhibits attached thereto, and no statement made by any Loan Party in any financial statement (furnished pursuant to Sections 3.07 or 5.01 or otherwise), certificate, report, exhibit or document furnished by any Loan Party to the Agent pursuant to or in connection with this Agreement is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading). No Loan Party is aware of any facts which it has not disclosed to the Agent and/or the Banks in writing which would have a Material Adverse Effect.

                  3.22 Year 2000. The Borrower (i) is reviewing the business and operations of the Borrower and its Subsidiaries that could be adversely affected by the Year 2000 Problem; (ii) has developed or is developing a compliance program to address the Year 2000 Problem on a timely basis; (iii) to the best of its knowledge, is compliant or has no reason to believe that it will not become compliant on a timely basis and (iv) will continue to monitor its compliance to verify that it remains compliant. Based upon such review and programs, the Borrower reasonably believes that the Year 2000 Problem will not have a Material Adverse Effect.

                  3.23 Governmental Regulation. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

                  The obligation of the Agent and the Banks to make any Loan or to issue any Letter of Credit is subject to the satisfaction of the following conditions:

                  4.01 Representations and Warranties; Events of Default and Potential Defaults. The representations and warranties contained in Article III shall be true and correct on and as of the date of each Loan with the same effect as though made on and as of each such date, except to the extent that any such representation or warranty (including any Schedule referred to therein) relates specifically to a prior date and except to the extent that any such representation and warranty (including any Schedule referred to therein) is not true and correct in any material respect as a result of activities or actions permitted to be taken by any Loan Party or any of their Subsidiaries pursuant to
Article VI hereof. On the date of each Loan, no Event of Default and no

Potential Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Loan to be made on such date. Each request by the Borrower for any Loan shall constitute a representation and warranty by the Borrower that the conditions set forth in this Section 4.01 have been satisfied as of the date of such request. Failure of the Agent to receive notice from the Borrower to the contrary before such Loan is made shall constitute a further representation and warranty by the Borrower that the conditions referred to in this Section 4.01 have been satisfied as of the date such Loan is made.

                  4.02 Proceedings and Incumbency. On the Closing Date, each Loan Party shall have delivered or shall have caused to be delivered to the Agent a certificate, in form and substance reasonably satisfactory to the Agent, dated the Closing Date and signed on behalf of such Loan Party by the Secretary or an Assistant Secretary of such Loan Party, certifying as to (a) true copies of the articles of incorporation and bylaws of such Loan Party as in effect on such date, (b) true copies of all corporate action taken by such Loan Party relative to this Agreement, the Notes, the Guaranties and the other Loan Documents to which such Loan Party is a party including, but not limited to, that described in Section 3.03 of this Agreement, and (c) the names, true signatures and incumbency of the officers of such Loan Party authorized to execute and deliver this Agreement, the Notes, the Guaranties and the other Loan Documents to which such Loan Party is a party. The Agent and the Banks may conclusively rely on each such certificate unless and until a later certificate revising the prior certificate has been furnished to the Agent.

                  4.03 Agreement and Notes. On the Closing Date, this Agreement and the Notes, satisfactory in terms, form and substance to the Agent and the Banks, shall have been executed and delivered by the Borrower to the Agent.

                  4.04 Guaranties. On the Closing Date, the Guaranties, satisfactory in terms, form and substance to the Agent and the Banks, shall have been executed by the Guarantors and delivered to the Agent.

                  4.05 Notice of Waiver of Rights with Respect to Confession of Judgment. On the Closing Date, the Notice of Waiver of Rights with Respect to Confession of Judgment, satisfactory in terms, form and substance to the Banks and the Agent, shall have been executed and delivered by the Borrowers to the Agent.

                  4.06 Opinion of Counsel. On the Closing Date, there shall have been delivered to the Agent a written opinion, dated the Closing Date, of counsel to the Loan Parties, in form and substance reasonably satisfactory to Agent and the Banks and their counsel.

                  4.07 Other Documents and Conditions. On or before the Closing Date, the following documents and conditions shall have been delivered to Agent or satisfied by or on behalf of the Loan Parties:

                  (a) Good Standing and Tax Lien Certificates. A good standing certificate of each Loan Party certifying to the good standing and corporate status of such Loan Party, good standing/foreign qualification certificates from other jurisdictions in which each Loan Party is qualified to do business and tax lien certificates of each Loan Party from each jurisdiction in which such Loan Party is qualified to do business.

                  (b) Financial Statements. Financial statements as described in
Section 3.07 of this Agreement.

                  (c) Insurance. Evidence, in form and substance satisfactory to the Agent and the Banks, that the business and all assets of the Loan Parties and each of their Subsidiaries are adequately insured and that the Agent on behalf of the Banks is entitled to thirty (30) days notice of cancellation and modification of such insurance policies.

                  (d) Lien Search. Copies of record searches (including UCC searches, judgment, tax and other lien searches) evidencing that no Liens exist against the Borrower or any of its Subsidiaries except those Liens permitted by
Section 6.01 of this Agreement.

                  (e) [Reserved]

                  (f) No Material Adverse Change. No Material Adverse Change shall have occurred with respect to the Loan Parties since May 31, 1999.

                  (g) Other Documents and Conditions. Such other documents and conditions as may be required to be submitted to the Agent or any Bank by the terms of this Agreement or of any Loan Document or set forth on the Closing Checklist with respect to the transaction contemplated by this Agreement.

                  4.08 Details, Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to the Banks and the Agent and the Banks shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance reasonably satisfactory to the Agent and the Banks, as the Agent and the Banks may from time to time reasonably request.

                  4.09 Fees and Expenses. The Borrower shall have paid all reasonable fees and charges as required for the Closing and relating to the Closing, including reasonable legal fees, closing costs, filing and notary fees and any other similar matters pertinent to the Closing.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  The Loan Parties, as the case may be, covenant to the Agent and the Banks as follows:

                  5.01 Reporting and Information Requirements.

                  (a) Annual Audited Reports. As soon as practicable, and in any event within ninety (90) days after the close of each fiscal year of the Borrower, the Borrower will furnish to the Agent and each of the Banks Consolidated audited statements of income, cash flow and shareholders' equity of the Borrower and its Subsidiaries for such fiscal year and a Consolidated audited balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes in application in which such accountants concur) with such statements and balance sheet to be certified by independent certified public accountants of recognized standing selected by the Borrower and satisfactory to the Banks. The certificate or report of such accountants shall be free of exceptions or qualifications not acceptable to the Banks and shall in any event contain a written statement of such accountants substantially to the effect that such accountants examined such statements and balance sheet in accordance with generally accepted auditing standards.

                  (b) Quarterly Reports. As soon as practicable, and in any event within sixty (60) days after the close of each Fiscal Quarter during the term of this Agreement, the Borrower will furnish to the Agent and each of the Banks Consolidated statements of income and cash flow for the Borrower and its Subsidiaries for such quarter and for the portion of the fiscal year to the end of such quarter, and a Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such quarter, all in reasonable detail. All such statements and balance sheets shall be prepared by the Borrower and certified by the President or the Chief Financial Officer of the Borrower as presenting fairly the financial position of the Borrower and its Subsidiaries as of the end of such quarter and the results of their operations for such periods in conformity with GAAP (except that such financial statements do not contain all footnote disclosure required by GAAP) applied in a manner consistent with that of the most recent audited financial statements furnished to the Agent and each of the Banks, subject to year end adjustment,.

                  (c) Quarterly Compliance Certificate. Each set of statements and balance sheets delivered pursuant to Sections 5.01(a) and 5.01(b) of this Agreement shall be accompanied by a compliance certificate, substantially in the form of Exhibit D attached hereto, executed by the President or Chief Financial Officer of the Borrower, stating that no Event of Default or Potential Default exists and that the Borrower is in compliance with the financial covenants set forth in Section 5.14 of this Agreement. Such certificate shall include all figures necessary to calculate the Borrower's compliance with such financial covenants. If an Event of Default or Potential Default has occurred and is continuing or exists, such certificate shall specify in detail the nature and period of existence of the Event of Default or Potential Default and any action taken or contemplated to be taken by the Borrower.

                  (d) Filings With the Securities and Exchange Commission. As soon as practicable, and in any event within ten (10) days after the filing thereof, the Borrower shall furnish to the Agent and each of the Banks a copy of
(i) each proxy statement or report filed by the Borrower with the United States Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended, and (ii) each registration statement (except registration statements on Form S-8) filed by the Borrower with the SEC under the Securities Act of 1933, as amended.

                  (e) Audit Reports. Promptly upon receipt thereof, the Borrower will deliver to the Agent and each of the Banks one copy of each other report submitted to the Borrower by its independent accountants, including comment or management letters, in connection with any annual, interim or special audit report made by them of the Borrower or its books and records.

                  (f) Visitation: Audits. Each Loan Party will permit such persons as the Agent or any Bank may designate to visit and inspect any of the properties of each Loan Party or its Subsidiaries, to examine, and to make copies and extracts from, the books and records of each Loan Party and its Subsidiaries and to discuss their affairs with their officers, employees and independent accountants upon reasonable prior notice and during normal business hours. Each Loan Party authorizes the officers, employees and independent accountants for such Loan Party and its Subsidiaries to discuss with the Agent and the Banks the affairs of each Loan Party and its Subsidiaries. The Agent and each of the Banks agree to enter into customary confidentiality agreements in form and substance reasonably satisfactory to the Agent and the Banks in connection therewith.

                  (g) Notice of Event of Default. Promptly upon becoming aware of an Event of Default or Potential Default, each Loan Party will give the Agent and each of the Banks notice of the Event of Default or Potential Default, together with a written statement of the President or Chief Financial Officer of the Borrower setting forth the details of the Event of Default or Potential Default and any action taken or contemplated to be taken by the Borrower.

                  (h) Notice of Material Adverse Change. Promptly upon becoming aware thereof, each Loan Party will give the Agent and each of the Banks notice by telephone or telecopier (with written confirmation sent on the same or next Business Day) with respect to any Material Adverse Change or any development or occurrence which would have a Material Adverse Effect.

                  (i) Further Information. Each Loan Party will promptly furnish to the Agent and each of the Banks such other information relating to each Loan Party and its Subsidiaries, and in such form, as the Agent or the Banks may reasonably request from time to time.

                  5.02 Preservation of Existence and Franchises. Each Loan Party and each of its Subsidiaries will maintain their respective corporate existences, rights and franchises in full force and effect in their respective jurisdictions of incorporation. Each Loan Party and each of its Subsidiaries will qualify and remain qualified as a foreign corporation in each jurisdiction in which the ownership of their properties or the nature of their activities or both makes such qualification necessary except only to the extent that the failure to be so qualified would not have a Material Adverse Effect.

                  5.03 Insurance. Each Loan Party and each of its Subsidiaries will maintain with financially sound and reputable insurers insurance with respect to their properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is reasonably satisfactory to the Bank and as is customary in the case of corporations or other entities engaged in the same or similar business or having similar properties similarly situated. Each Loan Party and each of its Subsidiaries will cause the Agent on behalf of the Banks to be provided with thirty (30) days advance notice of the termination of any such policy of insurance.

                  5.04 Maintenance of Properties. Each Loan Party and each of its Subsidiaries will maintain or cause to be maintained in good repair, working order and condition, the properties now or in the future owned, leased or otherwise possessed by each of them and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements to the properties so that the business carried on in connection with the properties may be properly and advantageously conducted at all times except only to the extent that the failure to do so would not have a Material Adverse Effect.

                  5.05 Payment of Liabilities. Each Loan Party and each of its Subsidiaries will pay or discharge:

                  (a) on or prior to the date on which a premium or penalty attaches, all taxes, assessments, fees and other governmental charges or levies imposed upon them or any of their respective properties, income, sales or franchises other than those contested with due diligence in good faith without the incurrence of any Lien which would have a Material Adverse Effect;

                  (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, would result in the creation of a Lien upon any of their property which would have a Material Adverse Effect;

                  (c) on or prior to the date when due, all other lawful claims which, if unpaid, would result in the creation of a Lien upon any of their property which would have a Material Adverse Effect; and

                  (d) all other current liabilities so that none is due more than one hundred twenty (120) days after the due date for each liability, except current liabilities which are subject to good faith dispute and as to which such Loan Party or such Subsidiary has created adequate reserves on its books.

                  5.06 Financial Accounting Practices. Each Loan Party and each of its Subsidiaries will make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their respective transactions and dispositions of assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) to ensure access to assets is permitted only in accordance with management's general or specific authorization and (d) to ensure the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  5.07 Compliance with Laws. Each Loan Party and each of its Subsidiaries shall comply with all applicable Laws except only to the extent that the failure to do so would not have a Material Adverse Effect.

                  5.08 Pension Plans. Each Loan Party and each of its Subsidiaries shall (a) keep in full force and effect any and all Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to such Loan Party or any Subsidiary in connection with such termination; (b) make contributions to each of their Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (c) comply with all material requirements of ERISA which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction (other than a Prohibited Transaction subject to an exemption under ERISA) or material accumulated funding deficiency as such term is defined in ERISA; and (d) notify the Agent and each of the Banks immediately upon receipt by such Loan Party or any Subsidiary of any notice of the institution of any proceeding or other action which may result in the termination of any Plan. Each Loan Party shall deliver to the Agent and each of the Banks, promptly after the filing or receipt thereof, copies of all reports or notices which such Loan Party or any Subsidiary files or receives under ERISA with respect to the Plans with or from the Internal Revenue Service, the PBGC, or the U.S. Department of Labor, other than reports or notices which do not have a Material Adverse Effect.

                  5.09 Use of Proceeds. Borrower shall use the proceeds of the Loans for the purposes set forth in Section 3.14 hereof.

                  5.10 Continuation of and Change in Business. The Borrower and its Subsidiaries will continue to engage in the business and activities in which they are engaged as of the Closing Date .

                  5.11 Lien Searches. The Agent may, but shall not be obligated to, conduct lien searches of each Loan Party and its Subsidiaries and their assets and properties on an annual basis and at such other times as the Agent, in its reasonable discretion, may determine to be necessary. The Borrower shall reimburse the Agent for the Agent's reasonable out-of-pocket costs and expenses in connection with such lien searches.

                  5.12 Further Assurances. The Borrower, at its own cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all further acts, documents and assurances as the Bank may from time to time reasonably request in order to more effectively carry out the intent and purposes of this Agreement and the transactions contemplated by this Agreement.

                  5.13 Ownership of Stock in Subsidiaries. The Borrower shall, directly or through its Subsidiaries, maintain an ownership interest in each of its Subsidiaries equal to the percentage ownership interest set forth on
Schedule 3.18 hereto except as otherwise permitted by Sections 6.04 and 6.05 hereof.

                  5.14 Financial Covenants. The following financial covenants with respect to the Borrower shall apply:

                  (a) Tangible Net Worth. The Borrower shall maintain at all times a Tangible Net Worth not less than the sum of (a) Sixty Five Million and 00/100 Dollars ($65,000,000.00) plus (b) fifty percent (50%) of the Net Income of the Borrower for the Fiscal Quarter ending May 31, 1999 and each Fiscal Quarter thereafter (excluding any net loss in any such Fiscal Quarter) plus (c) fifty percent (50%) of the net proceeds to the Borrower from the sale by the Borrower of its capital stock from and after August 31, 1999 as reflected in the Borrower's Consolidated cash flow statements.

                  (b) Leverage Ratio. The Borrower's Leverage Ratio shall be at all times less than or equal to 6.00 to 1.00 for the period equal to the four
(4) most recently ended consecutive Fiscal Quarters during the term of this Agreement.

                  (c) Interest Coverage Ratio. The Borrower's Interest Coverage Ratio shall be at all times greater than or equal to 3.25 to 1.00 for the period equal to the four (4) most recently ended consecutive Fiscal Quarters during the term of this Agreement.

                  5.15 Acquisitions. On or prior to the date of any Acquisition by a Loan Party the purchase price of which is in excess of One Million and 00/100 Dollars ($1,000,000) Borrower shall deliver to the Agent historical financial information and all other information reasonably requested by the Agent with respect to the Acquisition. In addition, if the purchase price for any such Acquisition is in excess of Seven Million Five Hundred Dollars ($7,500,000), Borrower will provide Bank with pro forma financial statements and a certificate from the President or Chief Financial Officer of the Borrower which certifies that the Borrower is, and following such Acquisition, will be, in compliance with all financial covenants set forth in Section 5.14 of this Agreement.

                  5.16 Subsidiary Guaranties. Each Subsidiary of the Borrower created, acquired or held subsequent to the Closing Date, shall immediately execute and deliver to Agent a Guaranty, along with such corporate governance and authorization documents as may be deemed necessary or advisable by the Agent and the Majority Banks; provided, however, that (a) a Subsidiary shall not be required to execute such Guaranty so long as (i) the total assets of such Subsidiary are less than Five Million and 00/100 Dollars ($5,000,000.00), and
(ii) the aggregate of the total assets of all such Subsidiaries with total asset values of less than Five Million and 00/100 Dollars ($5,000,000.00) does not exceed the aggregate amount of Ten Million and 00/100 Dollars ($10,000,000.00), and (b) a Subsidiary organized outside of the United States shall not be required to execute a Guaranty. In the event that the total assets of any Subsidiary which is not a Guarantor (other than Tuscarora Limited) are at any time equal to greater than Five Million and 00/100 Dollars ($5,000,000.00), the Borrower shall provide the Agent and the Banks with prompt written notice of such asset value.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  The Loan Parties covenant to the Agent and the Banks as follows:

                  6.01 Liens. The Loan Parties will not, and will not permit any Subsidiary to, at any time, incur, create, assume or permit to exist, any Lien on any of its property or assets, tangible or intangible, now or hereafter owned, or agree to become liable to do so, except:

                  (a) Liens existing on the Closing Date and set forth on
Schedule 6.01 to this Agreement;

                  (b) Liens granted in favor of the Agent on behalf of the Banks;

                  (c) pledges or deposits under workers compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or similar bonds used in the ordinary course of business;

                  (d) Liens arising from taxes, assessments, fees, charges, levies or claims described in Section 5.05 of this Agreement;

                  (e) purchase money security interests for purchases of equipment and purchase money mortgages for purchases of real property permitted under Section 6.02(d) of this Agreement;

                  (f) unfiled materialmen's, mechanics, workmen's and repairmen's liens (provided, that if such a lien shall be filed or perfected, it shall be discharged of record promptly by payment, bond or otherwise); and

                  (g) zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not secure the payment of money or the performance of an obligation and that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, the Loan Party or any Subsidiary.

                  6.02 Indebtedness. The Loan Parties will not, and will not permit any Subsidiary to, at any time, create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness existing on the Closing Date, and set forth on Schedule 6.02 to this Agreement, provided, however, that, without the prior written consent of the Agent and the Majority Banks, (i) none of such Indebtedness shall be extended, renewed or refinanced and (ii) the principal amount of and interest rate charged on such Indebtedness shall not be increased;

                  (b) Indebtedness under this Agreement, the Notes, the other Loan Documents or under any other document, instrument or agreement between a Loan Party or a Subsidiary and the Agent, a Bank or Mellon Europe Limited;

                  (c) current accounts payable, accrued taxes reflected as current liabilities and other current items arising out of transactions (other than borrowings) in the ordinary course of business;

                  (d) purchase money Indebtedness for purchases of equipment and purchases of real property in the ordinary course of business and in amounts which shall not exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00) as to any one purchase of equipment or real property or One Million and 00/100 Dollars ($1,000,000.00) as to the aggregate of all such purchases in each case in any one fiscal year;

                  (e) Indebtedness represented by unsecured short term trade notes with suppliers provided that such Indebtedness shall not exceed Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) as to any one transaction or One Million and 00/100 Dollars ($1,000,000.00) as to the aggregate of all outstanding unsecured trade notes with suppliers;

                  (f) Capitalized Lease Obligations other than those reflected in Schedule 6.02 to this Agreement in amounts less than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) for any single Capitalized Lease Obligation and One Million and 00/100 Dollars ($1,000,000.00) as to the aggregate of all such Capitalized Lease Obligations;

                  (g) Indebtedness resulting from loans and advances permitted by Section 6.04 of this Agreement;

                  (h) Indebtedness under interest rate or currency protection agreements, interest rate or currency futures, interest rate or currency options, interest rate or currency swap or cap agreements or other interest rate or currency hedge agreements incurred in the ordinary course of business, provided that (i) such Indebtedness is incurred with a Bank as counterparty and
(ii) such Indebtedness shall not be entered into for speculative purposes; and

                  (i) Indebtedness which may exist from time to time under promissory notes issued by the Borrower to TIC entered into as a result of the borrowing by the Borrower of amounts paid by the Borrower or any Subsidiary to TIC.

                  6.03 Guarantees and Contingent Liabilities. The Loan Parties will not, and will not permit any Subsidiary to, at any time directly or indirectly assume, guarantee, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except:

                  (a) those guarantees existing on the Closing Date and set forth on Schedule 6.03 to this Agreement provided that, except for an increase in rental payments under the leases identified on Schedule 6.03 in the ordinary course of business, the amount of the obligations guaranteed thereby shall not be increased;

                  (b) endorsements on negotiable or other instruments in any amount for deposit or collection or similar transactions in the ordinary course of their businesses;

                  (c) guarantees by the Borrower of obligations or liabilities of any Subsidiary to any Bank or Mellon Europe Limited;

                  (d) the indemnity obligations of a Loan Party to its directors and officers under the articles of incorporation of such Loan Party and to its directors under indemnification agreements entered into between a Loan Party and each of its directors;

                  (e) indemnities by a Loan Party or any Subsidiary arising from or under contracts and agreements with unrelated Persons entered into by a Loan Party or such Subsidiary in the ordinary course of business; and

                  (f) the Guaranties.

                  6.04 Loans and Investments; Certain Business Transactions. The Loan Parties will not and will not permit any Subsidiary to, purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities of any Person, or all or substantially all of the assets of any Person, or any business or division of any Person (whether in a single or series of related transactions), or make or permit to exist any investment or capital contribution to or acquire any interest whatsoever in any other Person or permit to exist any loans or advances for such purposes except:

                  (a) loans and investments existing on the Closing Date and set forth on Schedule 6.04 to this Agreement;

                  (b) additional loans to and investments in Subsidiaries that are Guarantors;

                  (c) additional loans to and investments in Subsidiaries that are not Guarantors; provided, however that the aggregate amount of all such loans and investments subsequent to August 31, 1999 shall not exceed Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00);

                  (d) Acquisitions of Persons in businesses substantially similar or substantially related to those in which the Borrower and its Subsidiaries are engaged as of the Closing Date, provided, however, that (i) the total consideration for any one such Acquisition shall not exceed Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00), (ii) the total consideration for all such Acquisitions shall not, in any fiscal year, exceed Twenty Five Million and 00/100 Dollars ($25,000,000) in the aggregate and (iii) with respect to the Acquisition of stock or other equity interest, the acquired Person promptly becomes a Guarantor if so required under Section 5.16;

                  (e) investments in direct obligations of the United States of America or any agency thereof and in obligations guaranteed by the United States of America or a Bank or other reputable financial institution, each of which is organized under the laws of the United States;

                  (f) certificates of deposit issued by a Bank or Century National Bank and investments in money market mutual funds (including the Dreyfus Cash Management Plus B Fund, the Dreyfus Institutional Prime Money Market Fund and other Dreyfus funds) or other money market accounts with a Bank or Century National Bank; and

                  (g) other loans and investments after the Closing Date reflected on the Consolidated balance sheet from time to time of an aggregate amount not in excess of Two Million Dollars ($2,000,000.00); and

                  (h) acquisitions of the Borrower's common stock pursuant to share repurchase programs authorized by the Borrower's Board of Directors.

                  6.05 Merger or Consolidation; Other Business Transactions. The Loan Parties will not, and will not permit any Subsidiary to, form a partnership or a joint venture or merge or consolidate with or into any other Person, or agree to do any of the foregoing, except that a Loan Party may permit any Subsidiary to merge or consolidate with or into a Loan Party and that any Subsidiary that is not a Guarantor may merge or consolidate with any other Subsidiary that is not a Guarantor.

                  6.06 Dispositions of Assets. The Loan Parties will not, and will not permit any Subsidiary to, sell, convey, pledge, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily any of its respective properties or assets, tangible or intangible (including stock of Subsidiaries) except in the ordinary course of business and except that a Loan Party may permit any Subsidiary to transfer assets or stock to a Loan Party and that any Subsidiary that is not a Guarantor may transfer assets or stock to a Subsidiary that is not a Guarantor.

                  6.07 Capital Expenditures. The Loan Parties will not, and will not permit any Subsidiary to, make or commit to make, Capital Expenditures in any fiscal year aggregating, for all Loan Parties and Subsidiaries, more than Twenty Five Million and 00/100 Dollars ($25,000,000.00). For purposes of this
Section 6.07, amounts paid with respect to Acquisitions shall not be considered as Capital Expenditures.

                  6.08 Negative Pledge. Except for Section 4.02(d) of the Reimbursement Agreement, dated as of December 1, 1991, by and between the Borrower and NCNB National Bank of North Carolina, the Loan Parties will not, and will not permit any of their Subsidiaries to, enter into or suffer to exist any agreement with any Person other than in connection with this Agreement, which prohibits or limits the ability of a Loan Party or any Subsidiary to create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of a Loan Party or any Subsidiary, whether now owned or hereafter acquired or created.

                  6.09 Continuation of Business. Without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed, the Loan Parties will not, and will not permit any Subsidiary to, engage in any business not substantially similar or substantially related to those conducted as of the Closing Date.

                  6.10 Margin Stock. No portion of the proceeds of any Loan shall be used by any Loan Party for the purpose of purchasing or carrying margin stock within the meaning of Regulation U in any manner that might cause the borrowing or the application of such proceeds to violate any regulation or requirement of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934.

                  6.11 Self-Dealing. The Loan Parties and their Subsidiaries will not enter into or carry out any loan, advance or other transaction (including, without limitation, purchasing property or services or selling property or services) with any shareholder, director, officer or partner, except that any such Person may render services to the Loan Party for compensation at rates substantially similar to those generally paid by corporations or partnerships engaged in the same or similar businesses for the same or similar services.

                  6.12 Leases. The Loan Parties and their Subsidiaries will not at any time enter into or suffer to remain in effect any agreement to lease, as lessee, any real or personal property except leases of real and personal property in the ordinary course of business.

                  6.13 Fiscal Year. The Loan Parties and their Subsidiaries will not change their fiscal year.

                  6.14 Year 2000. Based upon the Borrower's review of the businesses and operations of the Borrower and its Subsidiaries as described in
Section 3.22 of this Agreement, the Borrower will not permit the Year 2000 Problem to have a Material Adverse Effect.

                                  ARTICLE VII

                                    DEFAULTS

                  7.01 Events of Default. An Event of Default means the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law):

                  (a) The Borrower shall fail to pay principal on any of the Notes within five (5) Business Days after the date principal on any of the Notes is due; or

                  (b) The Borrower shall fail to pay interest on the Loans or any fees payable pursuant to Article II of this Agreement within five (5) Business Days after the date such interest or fees are due; or

                  (c) The Borrower shall fail to pay any other fee, or other amount payable pursuant to this Agreement, the Notes or any of the other Loan Documents when due and such failure shall continue for a period of five (5) Business Days after notice thereof is given to the Borrower; or

                  (d) Any representation or warranty made by any Loan Party under this Agreement, the Notes or any of the other Loan Documents or any statement made by any Loan Party in any financial statement, certificate, report, exhibit or document furnished by a Loan Party to the Agent or a Bank pursuant to this Agreement or the other Loan Documents shall prove to have been false or misleading in any material respect as of the time when made; or

                  (e) A Loan Party shall be in default in the performance or observance of any covenant contained in Articles V and VI of this Agreement; or

                  (f) A Loan Party shall be in default in any material respect in the performance or observance of any other covenant, agreement or duty under this Agreement, the Notes or the other Loan Documents (not constituting an Event of Default under any other provisions of this Section 7.01) and such default shall continue for a period of thirty (30) days after notice thereof is given to such Loan Party; or

                  (g) Any Loan Party or any Subsidiary shall (i) default (as principal or guarantor or other surety) in any payment of principal of or interest on any obligation (or set of related obligations) for borrowed money in excess of $250,000, beyond any period of grace with respect to the payment or, if an obligation for borrowed money (or set of related obligations) in excess of $250,000 is or are payable or repayable on demand, such Loan Party or such Subsidiary fails to pay or repay such obligation or obligations when demanded, or (ii) default in the observance of any other covenant, term or condition contained in any agreement or instrument by which an obligation for borrowed money (or set of related obligations) in excess of $250,000 is or are created, secured or evidenced, if the effect of such default is to cause all or part of such obligation or obligations to become due before its or their otherwise stated maturity; or

                  (h) One or more judgments for the payment of money shall have been entered against a Loan Party or any Subsidiary, the aggregate amount of which is in excess of $1,000,000 for all such judgments with respect to all Loan Parties and Subsidiaries, and the same shall remain undischarged or unstayed for a period of thirty (30) consecutive days; or

                  (i) One or more writs or warrants of attachment, garnishment, execution, distraint or similar process shall have been issued against a Loan Party or any Subsidiary or any of their respective properties involving an aggregate amount of money which is in excess of $1,000,000 for all such writs or warrants with respect to all Loan Parties and Subsidiaries, and the same shall remain undischarged or unstayed for a period of thirty (30) consecutive days; or

                  (j) The Majority Banks have determined in good faith that a Material Adverse Change has occurred or that the prospect of payment or performance of any covenant, agreement or duty under this Agreement, the Notes or the other Loan Documents is impaired or that the Banks are insecure; or

                  (k) A Change of Control shall occur; or

                  (l) (i) A Termination Event with respect to a Plan shall occur, (ii) any Person shall engage in any prohibited transaction involving any Plan, (iii) an accumulated funding deficiency, whether or not waived, shall exist with respect to any Plan, (iv) any Loan Party or any ERISA Affiliate shall be in "Default" (as defined in Section 4219(c)(5) of ERISA with respect to payments due to a multi-employer Plan resulting from such Loan Party's or any ERISA affiliate's, complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Plan, or (v) any other event or condition shall occur or exist with respect to a single employer Plan, except that no such event or condition shall constitute an Event of Default if it, together with all other events or conditions at the time existing, would not subject a Loan Party or any of its Subsidiaries to any tax, penalty, debt or liability which, alone or in the aggregate, would have a Material Adverse Effect; or

                  (m) A proceeding shall be instituted in respect of a Loan Party or any Subsidiary:

                           (i) seeking to have an order for relief entered in
                  respect of such Loan Party or any Subsidiary, or seeking a declaration or entailing a finding that such Loan Party or any Subsidiary is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Loan Party or any Subsidiary, their assets or debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or in the future which shall not have been dismissed or stayed within sixty (60) days after such proceedings were instituted; or

                           (ii) seeking appointment of a receiver, trustee,
                  custodian, liquidator, assignee, sequestrator or other similar official for a Loan Party or any Subsidiary or for all or any substantial part of their property which shall not have been dismissed or stayed within sixty (60) days after such proceedings were instituted; or

                  (n) A Loan Party, Tuscarora Limited or any Subsidiary organized outside of the United States that would otherwise be required to execute and deliver a Guaranty pursuant to Section 5.16 if it were organized within the United States shall become insolvent, shall become generally unable to pay their debts as they become due, shall voluntarily suspend transaction of their businesses, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in Section 7.01(m)(i) of this Agreement or shall consent to any order for relief, declaration, finding or relief described in Section 7.01(m)(i) of this Agreement, shall institute a proceeding described in Section 7.01(m)(ii) of this Agreement or shall consent to the appointment or to the taking of possession by any such official of all or any substantial part of their property whether or not any proceeding is instituted, dissolve, wind-up or liquidate themselves or any substantial part of their property, or shall take any action in furtherance of any of the foregoing.

                  7.02 Consequences of an Event of Default.

                  (a) If an Event of Default specified in subsections (a) through (l) of Section 7.01 of this Agreement occurs, the Agent and the Banks will be under no further obligation to make Loans or issue Letters of Credit and the Agent may, at the option of the Majority Banks (i) demand the unpaid principal amount of the Notes, interest accrued on the unpaid principal amount and all other amounts owing by the Borrower under this Agreement, the Notes and the other Loan Documents to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived, and an action for any amounts due shall accrue immediately and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest bearing account with the Agent, as cash collateral for its obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on of all outstanding Letters of Credit, and the Borrower hereby pledges to the Agent and the Banks, and grants to the Agent and the Banks a security interest in, all such cash as security for such obligations of the Borrower.

                  (b) If an Event of Default specified in subsections (m) or (n) of Section 7.01 of this Agreement occurs and continues or exists, the Banks will be under no further obligation to make Loans or issue Letters of Credit and the unpaid principal amount of the Notes, interest accrued on the unpaid principal amount of the Notes and all other amounts owing by the Borrower under this Agreement, the Notes and the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived, and an action for any amounts due shall accrue immediately.

                  7.03 Set-Off. If the unpaid principal amount of the Notes, interest accrued on the unpaid principal amount of the Notes or other amount owing by the Borrowers under this Agreement, the Notes or the other Loan Documents shall have become due and payable (at maturity, by acceleration or otherwise), each of the Banks, the holder of any participation in the

Loans and any assignee of a Bank will each have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to set-off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, the Borrower by such Bank, by such participant or by such assignee including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or in the future maintained by the Borrower with such Bank, such participant or such assignee. The Borrower consents to and confirms the foregoing arrangements and confirms the Banks' rights, such participant's rights and such assignee's rights of banker's lien and set-off. Nothing in this Agreement will be deemed a waiver or prohibition of or restriction on the Banks' rights, such participant's rights or any such assignee's rights of banker's lien or set-off.

                  7.04 Equalization. Each Bank agrees with the other Bank or Banks that if it, at any time, shall obtain any Advantage over the other Banks or any thereof in respect of the Indebtedness of the Borrower to the Banks, it shall purchase from the other Banks, for cash and at par, such additional participation in the Indebtedness of the Borrower to the Banks as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Bank) ratably to the extent of the recovery. Each Bank agrees with the other Banks that if it, at any time, shall receive any payment for or on behalf of the Borrower on any Indebtedness of the Borrower to that Bank by reason of offset of any deposit or other Indebtedness of the Borrower to the Banks, it will apply such payment first to any and all Indebtedness of the Borrower to the Banks pursuant to this Agreement (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement). Borrower agrees that any Bank so purchasing a participation from the other Banks or any thereof pursuant to this Section may exercise all of its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank was a direct creditor of the Borrower in the amount of such participation.

                  7.05 Other Remedies. The remedies in this Article VII are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in Law, in equity, or otherwise, to which the Banks may be entitled. The Agent shall exercise the rights under this Article VII and all other collection efforts on behalf of the Banks and no Bank shall act independently with respect thereto, except as otherwise specifically set forth in this Agreement.

                                  ARTICLE VIII

                     THE AGENT; ASSIGNMENTS; PARTICIPATIONS

                  8.01 Appointment and Authorization; No Liability. The Banks authorize Mellon and Mellon hereby agrees to act as agent for the Banks in respect of this Agreement and the other Loan Documents upon the terms and conditions set forth in this Agreement. Each Bank hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms of this Agreement and any of the other Loan Documents, together with such powers as are reasonably incidental thereto; provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank. Neither Agent nor any of its shareholders, directors, officers, attorneys or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall (a) be liable for any waiver, consent or approval given or action taken or omitted to be taken by it or them hereunder or under any of the Loan Documents or in connection herewith or therewith or be responsible for the consequences of any oversight or error of judgment whatsoever, or (b) be liable to any Loan Party for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or any of the Loan Documents, except with respect to (a) and (b) hereof, to the extent of its, or their, willful misconduct as determined by a court of competent jurisdiction.

                  8.02 Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents and shall not be liable for action taken or suffered in good faith by it in accordance with the opinion of such counsel. The Agent may utilize the services of such Persons as the Agent in its sole discretion may determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower and if not paid by the Borrower shall be paid by the Banks based upon their respective Commitment Percentages.

                  8.03 No Representations; Bank's Independent Investigation. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectibility of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks with respect to the creditworthiness, financial condition or any other condition of the Loan Parties or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Bank. Each Bank acknowledges that it has, independently without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and agrees that the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Banks hereunder).

                  8.04 Payments to Banks.

                  (a) As between the Agent and the Borrower, a payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank such Bank's Pro Rata Share of payments received by the Agent for the account of the Banks in immediately available funds on the Business Day that such payments were received by the Agent except as otherwise expressly provided herein or in any of the other Loan Documents.

                  (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents, could reasonably be expected to involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its Pro Rata Share of any Loan that the Agent made on its behalf or (ii) to comply with the provisions of Section 7.04 with respect to it obtaining an Advantage, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent and shall not be entitled to vote on any matters until such time as such delinquency is cured. Such Bank shall be deemed to have assigned any and all payments due it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining Banks for application to, and reduction of, their respective Pro Rata Shares of all outstanding Loans. Such Bank hereby authorizes the Agent to distribute such payments to the other Banks in proportion to their respective Pro Rata Shares of all outstanding Loans. Such Bank shall be deemed to have satisfied in full a delinquency when and if the Bank's respective Pro Rata Shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

                  8.05 Note Holders. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such payee and in form satisfactory to Agent.

                  8.06 Documents. Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Documents or any other document furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, if any, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

                  8.07 Agents and Affiliates. With respect to the Loans, Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the agent, and Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any of the Loan Parties or any affiliate of any of the Loan Parties.

                  8.08 Indemnification of Agent. The Banks ratably agree to indemnify and hold harmless the Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agent with respect to this Agreement or any Loan Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney fees) or disbursements resulting from Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction. The obligations of the Banks under this Section 8.08 shall survive the payment in full of all amounts due pursuant to this Agreement or any other Loan Document and the termination of this Agreement.

                  8.09 Successor Agent. Agent may resign as agent hereunder by giving not fewer than thirty (30) days' prior written notice to Borrower and the Banks. If Agent shall resign under this Agreement, then either (a) the Majority Banks shall appoint from among the Banks a successor agent for the Banks, which Bank shall be reasonably acceptable to the Borrower, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to the Banks of its resignation, then Agent shall appoint a successor agent, which Bank shall be reasonably acceptable to the Borrower, who shall serve as agent until such time as the Majority Banks appoint a successor agent pursuant to clause (a). Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term "Agent" shall mean such successor effective upon its appointment, and the former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.

                  8.10 Knowledge of Default. It is expressly understood and agreed that Agent shall be entitled to assume that no Event of Default or Potential Default has occurred and is continuing, unless Agent has been notified by a Bank in writing that such Bank considers that an Event of Default or Potential Default has occurred and is continuing and specifying the nature thereof.

                  8.11 Action by Agent. So long as Agent shall be entitled, pursuant to Section 8.10 hereof, to assume that no Event of Default or Potential Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement. Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment.

                  8.12 Notification of Potential Defaults and Events of Defaults. Each Bank hereby agrees that, upon learning of the existence of a Potential Default or Event of Default, it shall promptly notify the Agent thereof. In the event that Agent receives notice of an Event of Default or Potential Default, Agent shall promptly notify all of the Banks and shall take such action and assert such rights under this Agreement as the Majority Banks shall direct and Agent shall promptly inform the Banks in writing of the action taken. Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Notes.

                  8.13 Declaration of Invalidation. Each Bank agrees that, to the extent that any payments received by any Bank from the Borrower or otherwise on account of the Loans are subsequently invalidated, declared to be fraudulent or preferential, set aside or judicially required to be repaid to a debtor-in-possession, trustee, receivor, custodian or any other Person in connection with any proceeding referred to in Section 7.01(m) hereof or any similar cause of action ("Preference"), then, to the extent of such Preference, each Bank shall, upon demand, reimburse the Bank subject to such Preference in the amount necessary to cause each Bank to be affected by such Preference in proportion to its Pro Rata Share of the Loans.

                  8.14 Pro Rata Portion, Pari Passu and Equal. The Pro Rata Share of each Bank in the Loans and all collateral therefor shall be pari passu and equal with the Pro Rata Share of each other Bank and no Bank shall have priority over the other.

                  8.15 Cooperation. Each Bank agrees that it shall cooperate in good faith and in a commercially reasonable manner with each other Bank and take whatever reasonable actions at its own expense are necessary to implement decisions made in accordance with this Agreement and with each of the Loan Documents relating thereto.

                  8.16 Obligations Several. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement, and no action taken by the Agent or the Banks pursuant hereto, shall be deemed to constitute the Banks' a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse any Bank from any obligation under this Agreement, but no Bank shall have or acquire any additional obligation of any kind by reason of such default. The relationship between the Loan Parties and the Banks with respect to the Loan Documents and any other document executed in connection therewith is and shall be solely that of debtor and creditors, respectively, and neither Agent nor any Bank has any fiduciary obligation toward the Loan Parties with respect to any such documents or the transactions contemplated thereby.

                  8.17 Bank Assignments/Participations.

                  A. Assignment/Transfer of Commitments.

                  Each Bank shall have the right at any time or times to assign or transfer to another Eligible Assignee, without recourse, all or a portion of
(a) that Bank's Commitment, (b) all Loans made by that Bank, (c) that Bank's Notes, and (d) that Bank's participations in Letters of Credit and that Bank's participation purchased pursuant to Section 7.04; provided, however, in each such case, that the transferor and the transferee shall have complied with the following requirements:

                           (i) Prior Consent of Agent. No transfer may be
consummated pursuant to this Section 8.17 (including, without limitation, a transfer from one Bank to another

Bank) without the prior written consent of the Agent (other than a transfer by any Bank to any Affiliate of such Bank), which consent of Agent shall not be unreasonably withheld or delayed.

                           (ii) Prior Consent of Borrower. No transfer may be
consummated pursuant to this Section 8.17 (including, without limitation, a transfer from one Bank to another Bank) without the prior written consent of the Borrower (other than a transfer by any Bank to any Affiliate of such Bank or a transfer occurring during the existence of an Event of Default or Potential Default), which consent of the Borrower shall not be unreasonably withheld or delayed.

                           (iii) Minimum Amount. No transfer may be consummated
pursuant to this Section 8.17 (including, without limitation, a transfer from one Bank to another Bank other than a transfer by any Bank to any Affiliate of such Bank) in an aggregate amount less than (a) Five Million and 00/100 Dollars ($5,000,000.00) or (b) if such Bank's Commitment is at any time less than Five Million and 00/100 Dollars ($5,000,000.00), the entire amount of such Bank's Commitment.

                           (iv) Agreement; Transfer Fee. Unless the transfer
shall be to an affiliate of the transferor or the transfer shall be due to merger of the transferor or for regulatory purposes, the transferor (A) shall remit to Agent, for its own account, an administrative fee of Three Thousand Five Hundred and 00/100 Dollars ($3,500.00) and (B) shall cause the transferee to execute and deliver to Borrower, Agent and each Bank (1) an Assignment Agreement, in the form of Exhibit E attached hereto and made a part hereof (an "Assignment Agreement") together with the consents and releases and the Administrative Questionnaire referenced therein, and (2) such additional amendments, assurances and other writings as Agent may reasonably require.

                           (v) Notes. Upon its receipt of an Assignment
Agreement executed by the parties to such Assignment, together with each Note subject to such Assignment Agreement, the Agent shall (a) record the information contained therein in the Register (as hereinafter defined), and (b) give prompt notice thereof to the Borrower and the other Banks. Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver (A) to Agent, the transferor and the transferee, any consent or release (of all or a portion of the obligations of the transferor) to be delivered in connection with the Assignment Agreement, and (B) to the transferee, the appropriate Notes. Upon delivery of the new Notes, the transferor's Notes shall be returned to Borrower marked "replaced".

                           (vi) Parties. Upon satisfaction of the requirements
of this Section 8.17, including the payment of the fee and the delivery of the documents set forth in Section 8.17 (iv), (A) the transferee shall become and thereafter be deemed to be a "Bank" for the purposes of this Agreement, and (B) if the transferor transfers all of its interest, the transferor shall cease to be and thereafter shall no longer be deemed to be a "Bank" and shall have no further rights or obligations under or in connection herewith, and (3) the signature pages hereto and Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such transfer.

                           (vii) The Register. Agent shall maintain a copy of
each Assignment Agreement delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, with respect to such information, and Borrower, Agent and the Banks may treat each financial institution whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                           (viii) Certain Representations and Warranties;
Limitations; Covenants. By executing and delivering an Assignment Agreement, the parties to the Assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                                    (a) Other than the representation and
warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation and warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto;

                                    (b) The assigning Bank makes no
representation or warranty and assumes no responsibility of the financial condition of the Borrower or any other Person primarily or secondarily liable in respect of any Indebtedness of the Borrower to the Banks or the performance or observance by the Borrowers or any other Person primarily or secondarily liable in respect of any of the Indebtedness of the Borrower to the Banks or any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                                    (c) Such assignee confirms that it has
received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Assignment Agreement;

                                    (d) Such assignee will, independently and
without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                                    (e) Such assignee represents and warrants
that it is an Eligible Assignee;

                                    (f) Such assignee appoints and authorizes
the Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                                    (g) Such assignee agrees that it will
perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank; and

                                    (h) Such assignee represents and warrants
that it is legally authorized to enter into such Assignment Agreement.

                  B. Participations.

                  Each Bank shall have the right at any time or times, without the consent of any other party, to sell one or more participations or sub-participations to one or more financial institutions, in all or any part of
(a) that Bank's Commitment, (b) that Bank's Commitment Percentage, (c) any Loan made by that Bank, (d) any Note delivered to that Bank pursuant to this Agreement, (e) any Letter of Credit in which that Bank participates and (f) that Bank's participations, if any, purchased pursuant to Section 7.04 or this
Section 8.17(B).

                  (i) Rights Reserved. In the event any Bank shall sell any participation or sub-participation, that Bank shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against Borrower the Loan Documents and any and all other documents in connection therewith) and duties pursuant to the Loan Documents and any and all other documents in connection therewith, including, without limitation, that Bank's right to approve any waiver, consent or amendment pursuant to Section 9.02; provided, however, that (a) any such participation shall be in a minimum amount of $5,000,000 and (b) the holder of any such participation shall not be entitled to require such Bank to take any action hereunder except action directly effecting (i) any reduction in the principal amount or an interest rate on any Loan in which such holder participates; (ii) any extension of the Expiry Date or the date fixed for any payment of interest or principal payable with respect to any Loan in which such holder participates; and (iii) any reduction in the amount of any fees payable hereunder with respect to any Loan in which such holder participates. The Borrower hereby acknowledges and agrees that the participant under each participation shall for purposes of subsections 2.15(b), 2.16, 2.17, 7.03 and 8.18 be considered to be a "Bank". Except as otherwise set forth herein, no participant or sub-participant shall have any rights or obligations hereunder, and Borrower and Agent shall continue to deal with the Banks as if no participation or sub-participation had occurred. Agent shall continue to distribute payments as if no participation or sub-participation had been sold.

                  (ii) No Delegation. No participation or sub-participation shall operate as a delegation of any duty of the seller thereof. Under no circumstances shall any participation or sub-participation be deemed a novation in respect of all or any part of the seller's obligations pursuant to this Agreement.

                  C. Pledge by Bank. Notwithstanding the provisions of this
Section 8.17, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the federal reserve banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

                  8.18 Indemnity. In addition to the payment of expenses pursuant to Section 9.05 hereof, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Agent and each Bank, and the officers, directors, employees, agents, consultants, auditors, affiliates and attorneys of Agent and each Bank (collectively called the "Indemnitees"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgment, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the consummation of the transactions contemplated by this Agreement, the statements contained in the commitment letters, if any, delivered by Agent or any Bank, Agent's and each Bank's agreement to make the Loans hereunder, the use or intended use of the proceeds of any of the Loans or the exercise of any right or remedy hereunder or under the other Loan Documents (the "Indemnified Liabilities"); provided, however, that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  9.01 Business Days. Except as otherwise provided in this Agreement, whenever any payment or action to be made or taken under this Agreement, or under the Notes or under any of the other Loan Documents is stated to be due on a day which is not a Business Day, such payment or action will be made or taken on the next following Business Day and such extension of time will be included in computing interest or fees, if any, in connection with such payment or action.

                  9.02 Amendments and Waivers. No amendment, modification, termination, or waiver of any provision of this Agreement or any Loan Document, nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks and the Borrower and then such waiver or consent shall be effective only in the specific instance and for the specific purpose which given. Notwithstanding anything contained herein to the contrary, unanimous consent of the Banks shall be required with respect to (a) any increase in the Commitments hereunder, (b) the extension of the Revolving Credit Expiry Date or the Term Loan Expiry Date, the payment date of interest hereunder, or the payment date of commitment or other fees or amounts payable hereunder, (c) any reduction in the rate of interest on the Notes, or in any amount of principal or interest due on any Note, or in the payment of commitment or other fees hereunder or any change in the manner of pro rata application of any payments made by Borrower to the Banks hereunder, (d) any change in any percentage voting requirement, voting rights or the definition of Majority Banks in this Agreement, or (e) any amendment to this Section 9.02 or Section 7.04 hereof. Notice of amendments or consents ratified by a Bank hereunder shall be immediately forwarded by the Agent to all Banks. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto. In the case of any such waiver or consent relating to any provision of this Agreement, any Event of Default or Potential Default so waived or consented to will be deemed to be cured and not continuing, but no such waiver or consent will extend to any other or subsequent Event of Default or Potential Default or impair any right consequent to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

                  9.03 No Implied Waiver: Cumulative Remedies. No course of dealing and no delay or failure of the Agent or the Banks in exercising any right, power or privilege under this Agreement, the Notes or any other Loan Document will affect any other or future exercise of any such right, power or privilege or exercise of any other right, power or privilege except as and to the extent that the assertion of any such right, power or privilege shall be barred by an applicable statute of limitations; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise of such right, power or privilege or of any other right, power or privilege. The rights and remedies of the Agent and the Banks under this Agreement, the Notes or any other Loan Document are cumulative and not exclusive of any rights or remedies which the Agent and the Banks would otherwise have.

                  9.04 Notices. All notices, requests, demands, directions and other communications (collectively notices) under the provisions of this Agreement or the Notes must be in writing (including telexed or telecopied communication) unless otherwise expressly permitted under this Agreement and must be sent by first-class or first-class express mail, private overnight or next Business Day courier or by telecopy with confirmation in writing mailed first class, in all cases with charges prepaid, and any such properly given notice will be effective when received. All notices will be sent to the applicable party at the addresses stated below or in accordance with the last unrevoked written direction from such party to the other parties.

                  If to Borrower:      Brian C. Mullins
                                       Senior Vice President, Chief
                                         Financial Officer and Treasurer
                                       Tuscarora Incorporated
                                       800 Fifth Avenue
                                       New Brighton, PA 15066
                                       Telecopier: (412) 843-1722

                  and a copy to:       H. Kennedy Linge, Esquire
                                       Reed Smith Shaw & McClay
                                       435 Sixth Avenue
                                       Pittsburgh, PA  15219
                                       Telecopier: (412) 288-3063

                  If to Agent:         Dwayne R. Finney
                                       Vice President and Relationship Manager
                                       Mellon Bank, N.A.
                                       Two Mellon Bank Center, Room 270
                                       Pittsburgh, PA 15259-0001
                                       Telecopier: (412) 234-9010
                  and a copy to:       Jeffrey J. Conn, Esquire
                                       Thorp, Reed & Armstrong, LLP
                                       One Riverfront Center
                                       Pittsburgh,  PA 15222
                                       Telecopier: (412) 394-2555

                  If to Banks:         At such Bank's address set forth
                                       on Schedule 1 attached hereto and
                                       made a part hereof.

                  9.05 Expenses; Taxes; Attorneys Fees. The Borrower agrees to pay or cause to be paid and to save the Agent and the Banks harmless against liability for the payment of all reasonable out-of-pocket expenses, including, but not limited to reasonable fees and expenses of counsel and paralegals for the Agent and the Banks, incurred by the Agent and the Banks from time to time
(i) arising in connection with the preparation, execution, delivery and performance of this Agreement, the Notes and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents to this Agreement, the Notes or any of the other Loan Documents and (iii) arising in connection with the Agent and the Banks' enforcement or preservation of rights under this Agreement, the Notes or any of the other Loan Documents, including but not limited to such reasonable expenses as may be incurred by the Bank in the collection of the outstanding principal amount of the Loans. The Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or in the future reasonably determined by the Agent and the Banks to be payable in connection with this Agreement, the Notes or any other Loan Document. The Borrower agrees to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions. In the event of a determination adverse to the Borrower of any action at law or suit in equity in relation to this Agreement, the Notes or the other Loan Documents, the Borrower will pay, in addition to all other sums which the Borrower may be required to pay, a reasonable sum for attorneys and paralegals fees incurred by the Agent and the Banks or the holder of the Notes in connection with such action or suit. All payments due from the Borrower under this Section will be added to and become part of the Loans until paid in full.

                  9.06 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, the provision will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of the provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

                  9.07 Governing Law: Consent to Jurisdiction. This Agreement will be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes will be governed by and construed and enforced in accordance with the substantive laws, and not the laws of conflicts, of said Commonwealth. The Borrower consents to the exclusive jurisdiction and venue of the federal and state courts located in Allegheny County, Pennsylvania, in any action on, relating to or mentioning this Agreement, the Notes, the other Loan Documents, or any one or more of them.

                  9.08 Prior Understandings. This Agreement, the Notes and the other Loan Documents supersede all prior understandings, communications and agreements, whether written or oral, among the parties relating to the transactions provided for in this Agreement, the Notes and the other Loan Documents.

                  9.09 Duration; Survival. All representations and warranties of the Borrower contained in this Agreement or made in connection with this Agreement or any of the other Loan Documents shall survive the making of and will not be waived by the execution and delivery of this Agreement, the Notes or the other Loan Documents, by any investigation by the Agent or a Bank, or the making of any Loan. Notwithstanding termination of this Agreement or an Event of Default, all covenants and agreements of the Borrower will continue in full force and effect from and after the date of this Agreement so long as the Borrower may borrow under this Agreement and until payment in full of the Notes, interest thereon, and all fees and other obligations of the Borrower under this Agreement or the Notes. Without limitation, it is understood that all obligations of the Borrower to make payments to or indemnify the Agent and/or the Banks will survive the payment in full of the Notes and satisfaction and termination of all other obligations of the Borrower under this Agreement, the Notes and the other Loan Documents.

                  9.10 Term of Agreement. This Agreement will terminate when all Indebtedness of the Borrower to Banks including, without limitation, the Loans and interest on the Loans is paid in full, and the Borrower has no right to borrow under this Agreement and the Banks have no obligation to make Loans under this Agreement.

                  9.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties to this Agreement on separate counterparts each of which, when so executed, will be deemed an original, but all such counterparts will constitute but one and the same instrument.

                  9.12 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Agent and the Banks, the Borrower and its successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of the Banks.

                  9.13 No Third Party Beneficiaries. The rights and benefits of this Agreement and the other Loan Documents are not intended to, and shall not, inure to the benefit of any third party. 9.14 Exhibits. All exhibits and schedules attached to this Agreement are incorporated and made a part of this Agreement.

                  9.14 Exhibits. All exhibits and schedules attached to this Agreement are incorporated and made a part of this Agreement.

                  9.15 Headings. The section headings contained in this Agreement are for convenience only and do not limit or define or affect the construction or interpretation of this Agreement in any respect.

                  9.16 Limitation of Liability. To the fullest extent permitted by Law, no claim may be made by any Loan Party against the Agent or the Banks or any affiliate, director, officer, employee, attorney or agent thereof for any special, incidental, indirect, consequential or punitive damages in respect of any claim arising from or relating to this Agreement or any other Loan

Document or any statement, course of conduct, act, omission or event occurring in connection herewith or therewith (whether for breach of contract, tort or any other theory of liability). Each Loan Party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether such claim presently exists or arises hereafter and whether or not such claim is known or suspected to exist in its favor. This Section 9.16 shall not limit any rights of the Borrower arising solely out of willful misconduct as determined by a court of competent jurisdiction.

                  9.17 WAIVER OF TRIAL BY JURY.
THE BORROWER, THE AGENT AND THE BANKS
EXPRESSLY, KNOWINGLY AND VOLUNTARILY                          INITIALS:
WAIVE ALL BENEFIT AND ADVANTAGE OF ANY                        /s/ BCG
RIGHT TO A TRIAL BY JURY, AND NEITHER WILL AT                 --------
ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER               BORROWER
WHATSOEVER CLAIM OR TAKE THE BENEFIT OR                       /s/ DRF
ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION                    --------
ARISING IN CONNECTION WITH THIS AGREEMENT,                     BANKS
THE NOTES OR ANY OF THE LOAN DOCUMENTS.



                           [INTENTIONALLY LEFT BLANK]

Document or any statement, course of conduct, act, omission or event occurring in connection herewith or therewith (whether for breach of contract, tort or any other theory of liability). Each Loan Party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether such claim presently exists or arises hereafter and whether or not such claim is known or suspected to exist in its favor. This Section 9.16 shall not limit any rights of the Borrower arising solely out of willful misconduct as determined by a court of competent jurisdiction.

                  9.17 WAIVER OF TRIAL BY JURY.
THE BORROWER, THE AGENT AND THE BANKS
EXPRESSLY, KNOWINGLY AND VOLUNTARILY                          INITIALS:
WAIVE ALL BENEFIT AND ADVANTAGE OF ANY
RIGHT TO A TRIAL BY JURY, AND NEITHER WILL AT                 --------
ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER               BORROWER
WHATSOEVER CLAIM OR TAKE THE BENEFIT OR                       /s/ LAM
ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION                    --------
ARISING IN CONNECTION WITH THIS AGREEMENT,                     BANKS
THE NOTES OR ANY OF THE LOAN DOCUMENTS.



                           [INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, and intending to be legally bound, the parties, by their duly authorized officers, have executed and delivered this Agreement on the date set forth at the beginning of this Agreement.


Witness:                               Tuscarora Incorporated


/s/ Edward Hoopes                      By:     /s/ Brian C. Mullins
---------------------------                  ----------------------------
Edward Hoopes                                      Brian C. Mullins

                                       Title:  Sr. Vice President
                                             ----------------------------



                                       Mellon Bank, N.A.


                                       By:     /s/ Dwayne R. Finney
                                              ----------------------------
                                                   Dwayne R. Finney
                                                    Vice President



                                       KeyBank National Association


                                       By:     /s/ Lawrence A. Mack
                                               ----------------------------
                                                   Lawrence A. Mack

                                       Title:  Senior Vice President
                                               ----------------------------

                                    TERM NOTE


$30,000,000                                            Pittsburgh, Pennsylvania
                                                       September 23, 1999

                  FOR VALUE RECEIVED, the undersigned, Tuscarora Incorporated, a Pennsylvania corporation (the "Borrower"), hereby promises to pay to the order of Mellon Bank, N.A., a national banking association ("Mellon"), as provided for in the Loan Agreement (as defined below), the aggregate principal amount of Thirty Million and 00/100 Dollars ($30,000,000.00), together with interest on the unpaid principal amount of this Term Note at the rate or rates per annum determined pursuant to Article II of, or as otherwise provided in, that certain Loan Agreement, dated the date hereof, by and among Borrower, Mellon, KeyBank National Association ("Key") (Mellon and Key are individually, a "Bank" and collectively, the "Banks") and Mellon, as agent for the Banks (in such capacity, the "Agent"), as such agreement may be amended, modified or supplemented from time to time (the "Loan Agreement") and with such amounts being payable on the dates set forth in Article II of, or as otherwise provided in, the Loan Agreement.
                  All payments and prepayments to be made in respect of principal, interest or other amounts due from Borrower under this Term Note shall be payable at 12:00 noon, Pittsburgh, Pennsylvania time, on the day when due, without presentment, demand, protest or notice of any kind, all of which are expressly waived, and an action therefor shall immediately accrue. All such payments shall be made to the Agent for the ratable benefit of Mellon at the designated office of the Agent located at Two Mellon Bank Center, Pittsburgh, Pennsylvania 15259, in lawful money of the United States of America in immediately available funds without setoff, counterclaim or other deduction of any nature.
                  Except as otherwise provided in the Loan Agreement, if any payment of principal or interest under this Term Note shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

                  This Term Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan Agreement, as the same may be amended, modified or supplemented from time to time. Capitalized terms used in this Term Note which are defined in the Loan Agreement shall have the meanings assigned to them therein unless otherwise defined in this Term Note.

                  WARRANT OF ATTORNEY TO CONFESS JUDGMENT. THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY, ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE UNDER THIS TERM NOTE, WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH AN AMOUNT EQUAL TO FIVE PERCENT (5%) OF THE AMOUNT OF SUCH JUDGMENT, BUT NOT LESS THAN TEN THOUSAND AND 00/100 DOLLARS ($10,000.00) ADDED FOR ATTORNEYS' COLLECTION FEES. TO THE EXTENT

PERMITTED BY LAW, THE BORROWER RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS TERM NOTE, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF THE HOLDER OF THIS TERM NOTE SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL TERM NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND MAY BE EXERCISED AS OFTEN AS THE HOLDER SHALL FIND IT NECESSARY AND DESIRABLE AND THIS TERM NOTE OR A COPY THEREOF SHALL BE A SUFFICIENT WARRANT THEREFOR. THE HOLDER HEREOF MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR ANY PART OF THE AMOUNT OWING HEREUNDER, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN CONFESSED ON MORE THAN ONE OCCASION FOR THE SAME AMOUNT. IN THE EVENT ANY JUDGMENT CONFESSED AGAINST THE BORROWER HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON THE BORROWER'S BEHALF FOR ANY REASON, HOLDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER FOR ANY PART OR ALL OF THE AMOUNTS OWING HEREUNDER, AS PROVIDED FOR HEREIN, IF DOING SO WILL CURE ANY ERRORS OR DEFECTS IN SUCH PRIOR PROCEEDINGS.

                  This Term Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of laws thereof. Borrower hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this Term Note.


                           [INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower has executed, issued and delivered this Term Note in Pittsburgh, Pennsylvania on the day and year written above.


Witness:                                Tuscarora Incorporated


/s/ Edward Hoopes                       By:     /s/ Brian C. Mullins
--------------------------                      ----------------------------
    Edward Hoopes                                   Brian C. Mullins

                                        Title:  Sr. Vice President
                                                ----------------------------

                                    TERM NOTE


$15,000,000                                           Pittsburgh, Pennsylvania
                                                      September 23, 1999

                  FOR VALUE RECEIVED, the undersigned, Tuscarora Incorporated, a Pennsylvania corporation (the "Borrower"), hereby promises to pay to the order of KeyBank National Association, a national banking association ("Key"), as provided for in the Loan Agreement (as defined below), the aggregate principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00), together with interest on the unpaid principal amount of this Term Note at the rate or rates per annum determined pursuant to Article II of, or as otherwise provided in, that certain Loan Agreement, dated the date hereof, by and among Borrower, Key, Mellon Bank, N.A. ("Mellon") (Key and Mellon are individually, a "Bank" and collectively, the "Banks") and Mellon, as agent for the Banks (in such capacity, the "Agent"), as such agreement may be amended, modified or supplemented from time to time (the "Loan Agreement") and with such amounts being payable on the dates set forth in Article II of, or as otherwise provided in, the Loan Agreement.
                  All payments and prepayments to be made in respect of principal, interest or other amounts due from Borrower under this Term Note shall be payable at 12:00 noon, Pittsburgh, Pennsylvania time, on the day when due, without presentment, demand, protest or notice of any kind, all of which are expressly waived, and an action therefor shall immediately accrue. All such payments shall be made to the Agent for the ratable benefit of Key at the designated office of the Agent located at Two Mellon Bank Center, Pittsburgh, Pennsylvania 15259, in lawful money of the United States of America in immediately available funds without setoff, counterclaim or other deduction of any nature.
                  Except as otherwise provided in the Loan Agreement, if any payment of principal or interest under this Term Note shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

                  This Term Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan Agreement, as the same may be amended, modified or supplemented from time to time. Capitalized terms used in this Term Note which are defined in the Loan Agreement shall have the meanings assigned to them therein unless otherwise defined in this Term Note.

                  WARRANT OF ATTORNEY TO CONFESS JUDGMENT. THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY, ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE UNDER THIS TERM NOTE, WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH AN AMOUNT EQUAL TO FIVE PERCENT (5%) OF THE AMOUNT OF SUCH JUDGEMENT, BUT NOT LESS THAN TEN THOUSAND AND 00/100 DOLLARS ($10,000.00) ADDED FOR ATTORNEYS' COLLECTION FEES. TO THE EXTENT

PERMITTED BY LAW, THE BORROWER RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS TERM NOTE, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF THE HOLDER OF THIS TERM NOTE SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL TERM NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND MAY BE EXERCISED AS OFTEN AS THE HOLDER SHALL FIND IT NECESSARY AND DESIRABLE AND THIS TERM NOTE OR A COPY THEREOF SHALL BE A SUFFICIENT WARRANT THEREFOR. THE HOLDER HEREOF MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR ANY PART OF THE AMOUNT OWING HEREUNDER, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN CONFESSED ON MORE THAN ONE OCCASION FOR THE SAME AMOUNT. IN THE EVENT ANY JUDGMENT CONFESSED AGAINST THE BORROWER HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON THE BORROWER'S BEHALF FOR ANY REASON, HOLDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER FOR ANY PART OR ALL OF THE AMOUNTS OWING HEREUNDER, AS PROVIDED FOR HEREIN, IF DOING SO WILL CURE ANY ERRORS OR DEFECTS IN SUCH PRIOR PROCEEDINGS.

                  This Term Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of laws thereof. Borrower hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this Term Note.


                           [INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower has executed, issued and delivered this Term Note in Pittsburgh, Pennsylvania on the day and year written above.


Witness:                                Tuscarora Incorporated


/s/ Edward Hoopes                       By:     /s/ Brian C. Mullins
--------------------------                      ----------------------------
    Edward Hoopes                                   Brian C. Mullins

                                        Title:  Sr. Vice President
                                                ----------------------------

                              REVOLVING CREDIT NOTE


$30,000,000                                           Pittsburgh, Pennsylvania
                                                      September 23, 1999

                  FOR VALUE RECEIVED, the undersigned, Tuscarora Incorporated, a Pennsylvania corporation (the "Borrower"), hereby promises to pay to the order of Mellon Bank, N.A., a national banking association ("Mellon"), as provided for in the Loan Agreement (as defined below), the lesser of (i) the principal sum of Thirty Million and 00/100 Dollars ($30,000,000.00), or (ii) Mellon's ratable portion of the aggregate unpaid principal amount of all Revolving Credit Loans made by Mellon to Borrower pursuant to that certain Loan Agreement, dated the date hereof, by and among Borrower, Mellon, KeyBank National Association ("Key") (Mellon and Key are individually a "Bank" and collectively, the "Banks") and Mellon, as agent for the Banks (in such capacity, the "Agent"), as such agreement may be amended, modified or supplemented from time to time (the "Loan Agreement"). Borrower hereby further promises to pay to the order of Mellon interest on the unpaid principal amount of this Revolving Credit Note from time to time outstanding at the rate or rates per annum determined pursuant to
Article II of, or as otherwise provided in, the Loan Agreement, and with such amounts being payable on the dates set forth in Article II of, or as otherwise provided in, the Loan Agreement.

                  All payments and prepayments to be made in respect of principal, interest, or other amounts due from Borrower under this Revolving Credit Note shall be payable at 12:00 noon, Pittsburgh, Pennsylvania time, on the day when due, without presentment, demand, protest or notice of any kind, all of which are expressly waived, and an action therefor shall immediately accrue. All such payments shall be made to the Agent for the ratable benefit of Mellon at the designated office of the Agent located at Two Mellon Bank Center, Pittsburgh, Pennsylvania 15259, in lawful money of the United States of America in immediately available funds without setoff, counterclaim or other deduction of any nature.

                  Except as otherwise provided in the Loan Agreement, if any payment of principal or interest under this Revolving Credit Note shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

                  This Revolving Credit Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan Agreement, as the same may be amended, modified or supplemented from time to time. Capitalized terms used in this Revolving Credit Note which are defined in the Loan Agreement shall have the meanings assigned to them therein unless otherwise defined in this Revolving Credit Note.

                  WARRANT OF ATTORNEY TO CONFESS JUDGMENT. THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY, ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE UNDER THIS REVOLVING CREDIT NOTE, WITH OR

WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH AN AMOUNT EQUAL TO FIVE PERCENT (5%) OF THE AMOUNT OF SUCH JUDGMENT, BUT NOT LESS THAN TEN THOUSAND AND 00/100 DOLLARS ($10,000.00) ADDED FOR ATTORNEYS' COLLECTION FEES. TO THE EXTENT PERMITTED BY LAW, THE BORROWER RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS REVOLVING CREDIT NOTE, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF THE HOLDER OF THIS REVOLVING CREDIT NOTE SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL REVOLVING CREDIT NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND MAY BE EXERCISED AS OFTEN AS THE HOLDER SHALL FIND IT NECESSARY AND DESIRABLE AND THIS REVOLVING CREDIT NOTE OR A COPY THEREOF SHALL BE A SUFFICIENT WARRANT THEREFOR. THE HOLDER HEREOF MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR ANY PART OF THE AMOUNT OWING HEREUNDER, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN CONFESSED ON MORE THAN ONE OCCASION FOR THE SAME AMOUNT. IN THE EVENT ANY JUDGMENT CONFESSED AGAINST THE BORROWER HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON THE BORROWER'S BEHALF FOR ANY REASON, HOLDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER FOR ANY PART OR ALL OF THE AMOUNTS OWING HEREUNDER, AS PROVIDED FOR HEREIN, IF DOING SO WILL CURE ANY ERRORS OR DEFECTS IN SUCH PRIOR PROCEEDINGS.

                  This Revolving Credit Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of laws thereof. Borrower hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this Revolving Credit Note.


                           [INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower has executed, issued and delivered this Revolving Credit Note in Pittsburgh, Pennsylvania on the day and year written above.

Witness:                                Tuscarora Incorporated


/s/ Edward Hoopes                       By:     /s/ Brian C. Mullins
--------------------------                      ----------------------------
    Edward Hoopes                                   Brian C. Mullins

                                        Title:  Sr. Vice President
                                                ----------------------------

                              REVOLVING CREDIT NOTE


$15,000,000                                           Pittsburgh, Pennsylvania
                                                      September 23, 1999

                  FOR VALUE RECEIVED, the undersigned, Tuscarora Incorporated, a Pennsylvania corporation (the "Borrower"), hereby promises to pay to the order of KeyBank National Association, a national banking association ("Key"), as provided for in the Loan Agreement (as defined below), the lesser of (i) the principal sum of Fifteen Million and 00/100 Dollars ($15,000,000.00), or (ii) Key's ratable portion of the aggregate unpaid principal amount of all Revolving Credit Loans made by Key to Borrower pursuant to that certain Loan Agreement, dated the date hereof, by and among Borrower, Mellon Bank, N.A. ("Mellon") (Key and Mellon are individually, a "Bank" and collectively, the "Banks") and Mellon, as agent for the Banks (in such capacity the "Agent"), as such agreement may be amended, modified or supplemented from time to time (the "Loan Agreement"). Borrower hereby further promises to pay to the order of Key interest on the unpaid principal amount of this Revolving Credit Note from time to time outstanding at the rate or rates per annum determined pursuant to Article II of, or as otherwise provided in, the Loan Agreement, and with such amounts being payable on the dates set forth in Article II of, or as otherwise provided in, the Loan Agreement.

                  All payments and prepayments to be made in respect of principal, interest, or other amounts due from Borrower under this Revolving Credit Note shall be payable at 12:00 noon, Pittsburgh, Pennsylvania time, on the day when due, without presentment, demand, protest or notice of any kind, all of which are expressly waived, and an action therefor shall immediately accrue. All such payments shall be made to the Agent for the ratable benefit of Key at the designated office of the Agent located at Two Mellon Bank Center, Pittsburgh, Pennsylvania 15259, in lawful money of the United States of America in immediately available funds without setoff, counterclaim or other deduction of any nature.

                  Except as otherwise provided in the Loan Agreement, if any payment of principal or interest under this Revolving Credit Note shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

                  This Revolving Credit Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan Agreement, as the same may be amended, modified or supplemented from time to time. Capitalized terms used in this Revolving Credit Note which are defined in the Loan Agreement shall have the meanings assigned to them therein unless otherwise defined in this Revolving Credit Note.

                  WARRANT OF ATTORNEY TO CONFESS JUDGMENT. THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY, ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE UNDER THIS REVOLVING CREDIT NOTE, WITH OR

WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH AN AMOUNT EQUAL TO FIVE PERCENT (5%) OF THE AMOUNT OF SUCH JUDGMENT, BUT NOT LESS THAN TEN THOUSAND AND 00/100 DOLLARS ($10,000.00) ADDED FOR ATTORNEYS' COLLECTION FEES. TO THE EXTENT PERMITTED BY LAW, THE BORROWER RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS REVOLVING CREDIT NOTE, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF THE HOLDER OF THIS REVOLVING CREDIT NOTE SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL REVOLVING CREDIT NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND MAY BE EXERCISED AS OFTEN AS THE HOLDER SHALL FIND IT NECESSARY AND DESIRABLE AND THIS REVOLVING CREDIT NOTE OR A COPY THEREOF SHALL BE A SUFFICIENT WARRANT THEREFOR. THE HOLDER HEREOF MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR ANY PART OF THE AMOUNT OWING HEREUNDER, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN CONFESSED ON MORE THAN ONE OCCASION FOR THE SAME AMOUNT. IN THE EVENT ANY JUDGMENT CONFESSED AGAINST THE BORROWER HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON THE BORROWER'S BEHALF FOR ANY REASON, HOLDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER FOR ANY PART OR ALL OF THE AMOUNTS OWING HEREUNDER, AS PROVIDED FOR HEREIN, IF DOING SO WILL CURE ANY ERRORS OR DEFECTS IN SUCH PRIOR PROCEEDINGS.

                  This Revolving Credit Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of laws thereof. Borrower hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this Revolving Credit Note.


                           [INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower has executed, issued and delivered this Revolving Credit Note in Pittsburgh, Pennsylvania on the day and year written above.

Witness:                                Tuscarora Incorporated


/s/ Edward Hoopes                       By:     /s/ Brian C. Mullins
--------------------------                      ----------------------------
    Edward Hoopes                                   Brian C. Mullins

                                        Title:  Sr. Vice President
                                                ----------------------------

                                 SWING LINE NOTE


$10,000,000                                           Pittsburgh, Pennsylvania
                                                      September 23, 1999

                  FOR VALUE RECEIVED, the undersigned, Tuscarora Incorporated, a Pennsylvania corporation (the "Borrower"), hereby promises to pay to the order of Mellon Bank, N.A., a national banking association ("Mellon"), as provided for in the Loan Agreement (as defined below), the lesser of (i) the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00), or (ii) the aggregate unpaid principal amount of all Swing Line Loans made by Mellon to Borrower pursuant to that certain Loan Agreement, dated the date hereof, by and among Borrower, Mellon, KeyBank National Association ("Key") (Mellon and Key are individually a "Bank" and collectively, the "Banks") and Mellon, as agent for the Banks (in such capacity, the "Agent"), as such agreement may be amended, modified or supplemented from time to time (the "Loan Agreement"). Borrower hereby further promises to pay to the order of Mellon interest on the unpaid principal amount of this Swing Line Note from time to time outstanding at the rate or rates per annum determined pursuant to Article II of, or as otherwise provided in, the Loan Agreement, and with such amounts being payable on the dates set forth in
Article II of, or as otherwise provided in, the Loan Agreement.

                  All payments and prepayments to be made in respect of principal, interest, or other amounts due from Borrower under this Swing Line Note shall be payable at 12:00 noon, Pittsburgh, Pennsylvania time, on the day when due, without presentment, demand, protest or notice of any kind, all of which are expressly waived, and an action therefor shall immediately accrue. All such payments shall be made to Mellon at its designated office located at Two Mellon Bank Center, Pittsburgh, Pennsylvania 15259, in lawful money of the United States of America in immediately available funds without setoff, counterclaim or other deduction of any nature.

                  Except as otherwise provided in the Loan Agreement, if any payment of principal or interest under this Swing Line Note shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest in connection with such payment.

                  This Swing Line Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan Agreement, as the same may be amended, modified or supplemented from time to time. Capitalized terms used in this Swing Line Note which are defined in the Loan Agreement shall have the meanings assigned to them therein unless otherwise defined in this Swing Line Note.

                  WARRANT OF ATTORNEY TO CONFESS JUDGMENT. THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY, ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE UNDER THIS SWING LINE NOTE, WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF

EXECUTION AND WITH AN AMOUNT EQUAL TO FIVE PERCENT (5%) OF THE AMOUNT OF SUCH JUDGMENT, BUT NOT LESS THAN TEN THOUSAND AND 00/100 DOLLARS ($10,000.00) ADDED FOR ATTORNEYS' COLLECTION FEES. TO THE EXTENT PERMITTED BY LAW, THE BORROWER RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS SWING LINE NOTE, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF THE HOLDER OF THIS SWING LINE NOTE SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL SWING LINE NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND MAY BE EXERCISED AS OFTEN AS THE HOLDER SHALL FIND IT NECESSARY AND DESIRABLE AND THIS SWING LINE NOTE OR A COPY THEREOF SHALL BE A SUFFICIENT WARRANT THEREFOR. THE HOLDER HEREOF MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR ANY PART OF THE AMOUNT OWING HEREUNDER, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN CONFESSED ON MORE THAN ONE OCCASION FOR THE SAME AMOUNT. IN THE EVENT ANY JUDGMENT CONFESSED AGAINST THE BORROWER HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON THE BORROWER'S BEHALF FOR ANY REASON, HOLDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST THE BORROWER FOR ANY PART OR ALL OF THE AMOUNTS OWING HEREUNDER, AS PROVIDED FOR HEREIN, IF DOING SO WILL CURE ANY ERRORS OR DEFECTS IN SUCH PRIOR PROCEEDINGS.

                  This Swing Line Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of laws thereof. Borrower hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this Swing Line Note.


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                                      -2-

                  IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower has executed, issued and delivered this Swing Line Note in Pittsburgh, Pennsylvania on the day and year written above.

Witness:                                Tuscarora Incorporated


/s/ Edward Hoopes                       By:     /s/ Brian C. Mullins
--------------------------                      ----------------------------
    Edward Hoopes                                   Brian C. Mullins

                                        Title:  Sr. Vice President
                                                ----------------------------